UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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BJ’s Wholesale Club, Inc.

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[LOGO] BJ'S WHOLESALE CLUB, INC.

One Mercer Road
Natick, Massachusetts 01760

April 20, 2007

Dear Stockholder:

I invite you to attend our 2007 Annual Meeting of Stockholders on Thursday, May 24, 2007, at 11:00 a.m. at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts. At this meeting, you will be asked to elect three directors, to approve our 2007 Stock Incentive Plan and to ratify the audit committee’s selection of our independent registered public accounting firm.

I would like to take this opportunity to remind you that your vote is important.

Sincerely,

Herbert J. Zarkin Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2007

The Annual Meeting of Stockholders of BJ’s Wholesale Club, Inc. will be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, on Thursday, May 24, 2007, at 11:00 a.m. At the meeting, stockholders will consider and vote on the following matters:

1.	Election of three directors to serve until the 2010 Annual Meeting of Stockholders;

2.	Approval of the 2007 Stock Incentive Plan; and

3.	Ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

The stockholders will also act on any other business that may properly come before the meeting.

Stockholders of record at the close of business on April 9, 2007, may vote at the meeting.

By Order of the Board of Directors

Lon F. Povich Secretary

Natick, Massachusetts

April 20, 2007

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR SUBMIT YOUR VOTE AND PROXY BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

BJ’s WHOLESALE CLUB, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2007

PROXY STATEMENT

We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of BJ’s Wholesale Club, Inc. (“BJ’s” or the “Company”) is soliciting your proxy to vote your shares at the annual meeting of stockholders to be held at 11:00 a.m. on May 24, 2007 and at any adjournment or adjournments of that meeting. Unless you give different instructions, shares represented by properly executed proxies will be voted FOR the election of the three nominees set forth below, FOR the approval of the 2007 Stock Incentive Plan, and FOR the ratification of the selection of independent registered public accounting firm. You may revoke your proxy at any time before it is exercised by delivering a written revocation to the Secretary of BJ’s at the address below, by delivering another proxy with a later date or by requesting at the meeting that your proxy be revoked.

Stockholders of record at the close of business on April 9, 2007 are entitled to vote at the meeting. Each share of BJ’s common stock, par value $.01 (“common stock”), outstanding on the record date is entitled to one vote. As of the close of business on April 9, 2007, there were outstanding and entitled to vote 65,315,753 shares of common stock.

This proxy statement, the enclosed proxy card and the Annual Report of the Company for the fiscal year ended February 3, 2007, were first mailed to stockholders on or about April 20, 2007.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Corporate Secretary at the Company’s address, which is BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760. Exhibits will be provided upon written request and payment of an appropriate processing fee.

The Company’s fiscal year ends on the Saturday closest to January 31 of each year. Fiscal year references apply to the Company’s fiscal year which ended on the Saturday closest to January 31 of the following year. For example, the fiscal year ended February 3, 2007, is referred to as 2006 or fiscal 2006.

Vote Required

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be counted as present.

If a quorum is present at the annual meeting, the vote required to adopt each of the three scheduled proposals will be as follows:

Election of Directors.    Under the Company’s by-laws, the election of directors requires a plurality of votes cast at the meeting. This means that the three nominees with the most votes will be elected whether or not such nominees receive a majority of the votes cast. Votes that are withheld from a nominee will not affect the outcome of this proposal.

Approval of 2007 Stock Incentive Plan.    Under the Company’s by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval of this proposal. In addition, in order for this proposal to be approved, the New York Stock Exchange listing standards require that (1) a majority of the Common Stock issued, outstanding and entitled to vote at the annual meeting must actually vote on the proposal (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast). Shares which abstain from voting on this proposal and broker non-votes will not be counted as votes in favor of the proposal and will also not be counted as votes cast under the Company’s by-laws. However, because the NYSE rules treat abstentions as votes cast, abstentions will have the same effect as a vote against the proposal.

Under NYSE rules, brokers do not have discretionary authority to vote on approval of the 2007 Stock Incentive Plan. Failure to give your broker instructions for how to vote on this proposal could, depending on the number of votes cast as defined by the NYSE, result in the proposal not being adopted.

Ratification of Registered Public Accounting Firm.    Under the Company’s by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval of this proposal. Shares which abstain from voting on this proposal will not be counted as votes in favor of such proposal and will also not be counted as votes cast. Accordingly, abstentions will have no effect on the outcome of this proposal.

Electronic Voting

Any stockholder who owns shares of common stock of record may authorize the voting of its shares over the Internet at https://www.proxyvotenow.com/bj or by telephone by calling 1-866-355-8082, 24 hours a day, 7 days a week, and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 5:00 p.m., Eastern time, on May 23, 2007.

If a stockholder owns shares held in “street name” by a bank or brokerage firm, the stockholder’s bank or brokerage firm will provide a vote instruction form to the stockholder with this proxy statement that may be used to direct how the shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the stockholder’s bank or brokerage firm on the vote instruction form.

Participants in BJ’s Wholesale Club, Inc. 401(k) Savings Plans

If you participate in either the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Salaried Employees or the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Hourly Employees and hold Company stock in your account, you may vote an amount of shares of common stock equivalent to the interest in the Company’s common stock credited to your account as of the record date. Fidelity Management Trust Company (“Fidelity”) will have a proxy card sent to you that you may use to direct Fidelity to vote your shares on your behalf. The proxy card should be signed and returned in the provided envelope to The Bank of New York, the Company’s transfer agent and registrar, or you may authorize the voting of these shares over the Internet or by telephone by following the instructions on the provided proxy card. The Bank of New York will notify only Fidelity of the manner in which you have voted your shares. Fidelity will vote the shares in the manner directed on the proxy card (or as authorized over the Internet or by telephone). If The Bank of New York does not receive a signed proxy card or the authorization of the voting of your shares over the Internet or by telephone from you by 5:00 p.m., Eastern time, on May 22, 2007, there can be no assurance that Fidelity will be able to follow your instructions. If you fail to timely submit your instruction to The Bank of New York, Fidelity will vote your shares of common stock held in the BJ’s Common Stock Fund as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other plan participants have been received by Fidelity.

PROPOSAL ONE

ELECTION OF DIRECTORS

BJ’s Amended and Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Your proxy will be voted to elect the three nominees named below, unless otherwise instructed, as directors for a term of three years expiring at the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has voted to fix the number of directors at nine. There is one vacancy in the class of directors whose terms expire in 2009. The three nominees, each of whom currently serves as a director of the Company, have indicated their willingness to serve, if elected. If a nominee becomes unavailable, your proxy will be voted either for another nominee proposed by the Board of Directors or a lesser number of directors as proposed by the Board of Directors. As required by our corporate governance guidelines as described under “Policy Regarding Uncontested Elections of Directors” on pages 8 and 9 of this proxy statement, each nominee for director has tendered an irrevocable resignation that will become effective if he fails to receive the required vote in an uncontested election at the annual meeting and the Board accepts the tendered resignation.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2010.

The nominees for election as directors and incumbent directors are as follows:

Nominees for Election—Terms Expiring 2010

S. James Coppersmith, 74, has been a director of the Company since July 1997. He was a director of Waban from December 1993 to July 1997. Mr. Coppersmith is the retired president of ABC affiliate WCVB-TV Channel 5 in Boston, and is a director and Vice Chairman of the board of directors of Rasky Baerlein Group, a public relations firm. Mr. Coppersmith is a member of the Company’s Audit Committee and Executive Compensation Committee.

Thomas J. Shields, 60, has been a director of the Company since July 1997 and presiding director since 2005. He was a director of Waban from June 1992 to July 1997. He has served as Managing Director of Shields & Company, Inc., a Boston-based investment banking firm, since 1991. Mr. Shields is also a director of Clean Harbors, Inc. Mr. Shields is Chair of the Company’s Audit Committee and a member of the Company’s Executive Committee, Finance Committee and Corporate Governance Committee.

Herbert J Zarkin, 68, has been a director of the Company since November 1996 and Chairman of the Board of Directors of the Company since July 1997 and has served as the Company’s President and Chief Executive Officer since February 2007. From November 21, 2006 to February 28, 2007, Mr. Zarkin was Interim Chief Executive Officer of the Company. From July 1997 to June 2002, Mr. Zarkin was Chairman of House2Home, Inc., the surviving company of a merger in September 2001 with HomeBase, Inc., formerly known as Waban Inc., BJ’s former parent company (“House2Home”), and was President and Chief Executive Officer of House2Home from March 2000 to September 2001. He was a director, President and Chief Executive Officer of Waban from May 1993 to July 1997. Mr. Zarkin is Chair of the Company’s Executive Committee and a member of the Company’s Finance Committee.

Incumbent Directors—Terms Expiring 2009

Edmond J. English, 53, has been a director of the Company since September 2006. Mr. English has been Chief Executive Officer of Bob’s Discount Furniture, a discount furniture retailer, since December 2006. Prior to joining Bob’s, Mr. English was Chief Executive Officer from 2000 and President from 1999 of The TJX Companies, Inc., an off-price apparel and home furnishings retailer, until September 2005. He had been employed by TJX since 1983. Mr. English was Chairman of The Marmaxx Group of TJX from 2000 to 2001 and from 2002 to 2004, was Chief Operating Officer of TJX from 1999 to 2000, and held various other executive and merchandising positions with TJX from 1983 to 1999. Mr. English is a director of Citizens Financial Group and a trustee of Boston Medical Center and Northeastern University. Mr. English is a member of the Company’s Audit Committee and Executive Compensation Committee.

Helen Frame Peters, Ph.D., 59, has been a director of the Company since May 2004. Dr. Peters currently is a professor of finance at Boston College. From August 2000 to May 2003 she served as Dean of the Carroll School of Management at Boston College. Prior to joining Boston College, from 1998 to 1999, Dr. Peters was Chief Investment Officer of the Global Bond Group of Scudder Kemper Investments in Boston, Massachusetts. Dr. Peters is a Trustee of StreetTracks Funds for State Street Global Advisors. Dr. Peters is Chair of the Company’s Finance Committee.

Incumbent Directors—Terms Expiring 2008

Paul Danos, Ph.D., 64, has been a director of the Company since May 2004. Dr. Danos is the Dean of the Tuck School of Business at Dartmouth College, a position he has held since 1995. A CPA since 1974, Dr. Danos specializes in financial accounting as part of his position as the Laurence F. Whittemore Professor of Business Administration at the Tuck School. Dr. Danos is also a member of the General Mills Board of Directors and is on its Audit Committee. Dr. Danos is a member of the Company’s Audit Committee and Corporate Governance Committee.

Ronald R. Dion, 61, has been a director of the Company since September 1999. Mr. Dion has been Chairman and Chief Executive Officer of R.M. Bradley & Co., Inc., a real estate firm, since 1997. Mr. Dion is a trustee and Chairman of John Hancock Funds and a member of the Board of Governors of the Boston Stock Exchange. He also serves as a director of the Boston Municipal Research Bureau, the Massachusetts Business Roundtable and the New England Council and is on the Advisory Board of the Carroll Graduate School of Management at Boston College. Mr. Dion is Chair of the Company’s Executive Compensation Committee and a member of the Company’s Corporate Governance Committee

Lorne R. Waxlax, 73, has been a director of the Company since July 1997. He was a director of Waban from January 1990 to July 1997 and Chairman of the Board of Directors of Waban from June 1996 to July 1997. Mr. Waxlax formerly served as an Executive Vice President of The Gillette Company from 1985 to 1993. Mr. Waxlax is also a director of Clean Harbors, Inc. From July 1997 to March 2002, Mr. Waxlax was a director of House2Home. Mr. Waxlax is Chair of the Company’s Corporate Governance Committee and is a member of the Company’s Executive Committee, Executive Compensation Committee and Finance Committee.

CORPORATE GOVERNANCE

BJ’s Board of Directors believes that good corporate governance practices are important to ensure that BJ’s is managed for the long-term benefit of its stockholders. The Company’s Board of Directors recognizes that maintaining and ensuring good corporate governance is a continuous process and that the long-term interests of stockholders are advanced by responsibly considering the concerns of other stakeholders and interested parties including employees/team members, members/customers, suppliers, the communities in which the Company does business, and the public at large. This section describes key corporate governance principles and practices adopted by the Company. Complete copies of the corporate governance principles; charters of the Audit, Corporate Governance and Executive Compensation Committees; and the Statement on Commercial Bribery, Conflicts of Interest and Business Ethics described below are available on the Corporate Governance section of the Company’s website, www.bjs.com. You can also request a copy of any of these documents by writing to the Corporate Secretary, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

Corporate Governance Principles

The Board has adopted corporate governance principles to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These principles, which, along with the charters and key practices of the Board’s committees, provide a framework for the governance of BJ’s, include that:

•	the role of the Board is to oversee the management and governance of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-management directors meet at least twice annually in executive session;

•	directors have complete access to management and may, at any time, hire independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable New York Stock Exchange (“NYSE”) rules, a director of BJ’s will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with BJ’s (either directly or as a partner, shareholder or officer of an organization that has a relationship with BJ’s). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with BJ’s. Under these guidelines, a director will be considered to have a material relationship with BJ’s if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•

is an executive officer of another company which is indebted to BJ’s, or to which BJ’s is indebted, and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; or

•

serves as an officer, director or trustee of a charitable organization and BJ’s discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s total annual charitable receipts.

Ownership of a significant amount of BJ’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Board of Directors has determined that none of Messrs. Coppersmith, Dion, English, Shields or Waxlax or Drs. Danos or Peters has a material relationship with BJ’s and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual. Our Board reached a similar determination with respect to Bert N. Mitchell, who served as a director from May 28, 1998 until September 28, 2006.

The Board of Directors has determined that all of the members of each of the Board’s Audit, Corporate Governance and Executive Compensation committees are independent as defined under the rules of the NYSE, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board of Directors and its Committees

The Board of Directors has established five standing committees of the Board—Audit, Corporate Governance, Executive, Executive Compensation and Finance—each of which operates under a charter that has been approved by the Board.

Audit Committee.    The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications and independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, and disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s fraud, risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 45 of this proxy statement).

The current members of the Audit Committee are Thomas J. Shields (Chair), S. James Coppersmith, Paul Danos and Edmond J. English. The Audit Committee held 11 meetings during 2006.

The Board of Directors has determined that each of Paul Danos, Edmond J. English and Thomas J. Shields is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Corporate Governance Committee.    The Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors;

•	reviewing the new director orientation program;

•	reviewing and recommending changes to director compensation;

•	monitoring the Company’s social responsibility programs and corporate citizenship;

•	developing and recommending to the Board corporate governance principles and monitoring compliance with such principles; and

•	overseeing an annual evaluation of the Board, including a review of committee structure and committee charters.

The current members of the Corporate Governance Committee are Lorne R. Waxlax (Chair), Paul Danos, Ronald R. Dion and Thomas J. Shields. The Corporate Governance Committee held six meetings during 2006.

The processes and procedures followed by the Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Candidates.”

Executive Compensation Committee.    The Executive Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation;

•	recommending the Chairman’s compensation;

•	determining the CEO’s compensation;

•	reviewing and approving the compensation of the Company’s other executive officers and certain other executives;

•	reviewing and making recommendations to the Board with respect to compensation and benefits polices and changes in those policies;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	overseeing an evaluation of the Company’s CEO;

•	overseeing and administering the Company’s cash and equity incentive plans;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 15 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 27 of this proxy statement.

The processes and procedures followed by our Executive Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described in “Compensation Discussion and Analysis” beginning on page 15 below.

The current members of the Executive Compensation Committee are Ronald R. Dion (Chair), S. James Coppersmith, Edmond J. English and Lorne R. Waxlax. The Executive Compensation Committee held 14 meetings in 2006.

Other Committees

The Board of Directors also has an Executive Committee which has authority to act for the Board on most matters during intervals between meetings of the Board. The current members of the Executive Committee are Herbert J Zarkin (Chair), Thomas J. Shields and Lorne R. Waxlax. The Executive Committee did not meet during 2006.

The Board of Directors has a Finance Committee which reviews with management and advises the Board with respect to the Company’s finances, including exploring methods of meeting the Company’s financing requirements and planning the Company’s capital structure. The current members of the Finance Committee are Helen Frame Peters (Chair), Thomas J. Shields, Lorne R. Waxlax and Herbert J Zarkin. The Finance Committee held two meetings during 2006.

Board and Stockholder Meetings and Attendance

The Board of Directors held 18 meetings during 2006, including ten telephone meetings, and took action by written consent two times. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

The Company’s corporate governance principles provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2006 annual meeting of stockholders.

Director Candidates

The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance Committee applies the criteria set forth in the Company’s corporate governance principles. Under these criteria, a candidate should have substantial experience which is of relevance to the Company; a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively; and high personal and professional ethics, integrity and values. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Mr. English, who was elected to the Board effective September 2006, was recommended to the Corporate Governance Committee for nomination to the Board by Mr. Wedge, who was our Chief Executive Officer at the time, and by Mr. Zarkin. Mr. English was interviewed by a majority of the members of the Board of Directors prior to his nomination to the Board.

Stockholders may recommend individuals to the Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Corporate Governance Committee, c/o General Counsel, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

Stockholders also have the right under the Company’s by-laws to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance Committee or the Board, by following the procedures set forth in the second paragraph under “Stockholder Proposals” on page 47. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s by-laws will not be included in the proxy card for the next annual meeting of stockholders.

Policy Regarding Uncontested Elections of Directors

As a condition to being nominated by the Board for election as director, the Company’s corporate governance principles require each nominee to deliver to the Company an irrevocable resignation that will become effective if: (1) such nominee receives, in the case of an uncontested election (as defined in the principles), a greater number of votes “withheld” for his or her election, then votes “for” his or her election, and (2) the Board, in accordance with the procedures summarized below, determines to accept such resignation.

If a nominee receives, in the case of an uncontested election, a greater number of votes “withheld” for his or her election, then votes “for” his or her election, the Corporate Governance Committee, or in specified situations another committee consisting of independent directors, will evaluate the best interests of the Company and its stockholders and recommend to the Board the action to be taken with respect to such resignation. In reaching its recommendation, the committee will consider all factors it deems relevant, which may include:

•	any stated reasons why shareholders withheld votes for such director;

•	any alternatives for curing the underlying cause of the withheld votes;

•	the total number of shares voting and the number of broker non-votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to the Company; and

•	the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirements.

The Board will act on the committee’s recommendation, and in doing so, will consider all of the factors considered by the committee and such additional factors as it deems relevant. The committee and Board actions will be completed within 90 days following certification of the stockholder vote.

Following the Board’s determination, the Company will promptly publicly disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

The Board intends to amend BJ’s by-laws to provide for a majority vote standard prior to the 2008 Annual Meeting, or, if the amendment requires a stockholder vote, to present it for stockholder approval at the 2008 Annual Meeting.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. All stockholder communications will be reviewed by the Company’s General Counsel and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chair of the Corporate Governance Committee (currently Mr. Waxlax). The Chair of the Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate. Mr. Shields serves as the presiding director at all executive sessions of our non-management directors.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters which are the subject of repetitive communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors c/o General Counsel, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760.

Compensation of Directors

Directors who are employees of BJ’s receive no additional compensation for their services as directors. Non-employee directors are paid an annual retainer of $40,000 and fees of $2,500 for each Board meeting attended, $1,000 for each Committee meeting attended and $1,000 for certain telephone meetings. In addition, the Chair of the Audit Committee, the Chair of the Corporate Governance Committee, the Chair of the Executive Compensation Committee and the presiding director each are paid $5,000 per annum for their services as such. Other members of the Audit Committee, the Corporate Governance Committee and the Executive Compensation Committee each are paid $2,500 per annum for their services as such. All directors are reimbursed for their expenses related to attendance at meetings. BJ’s management and the Corporate Governance Committee periodically review the compensation of directors and recommend changes to the full Board of Directors.

In accordance with the Company’s 1997 Stock Incentive Plan, each non-employee director who was a director at the 2006 Annual Meeting of Stockholders received an automatic grant on the date of the 2006 Annual Meeting of Stockholders of an option to purchase 5,000 shares of Common Stock at an exercise price of $30.00 per share, which was equal to the closing price on the date of grant. In addition, Mr. English received an automatic grant upon the commencement of service on the Board on September 28, 2006 of an option to purchase 10,000 shares of Common Stock at an exercise price of $29.32 per share, which was equal to the closing price on the day prior to the date of grant. Each such director option expires ten years after the date of grant and becomes exercisable in three equal annual installments beginning on the first day of the month of each of the first three anniversaries of the date of grant. If the director ceases to be a director prior to the date the option becomes fully exercisable, the unvested portion of the option will immediately expire. Any vested options will remain exercisable for a period of one year following cessation of service as a director of the Company. All unexercised options will become exercisable in full beginning 20 days prior to the consummation of a merger or consolidation, acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation. Except as the Board may otherwise determine, options granted to non-employee directors are not transferable.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
S. James Coppersmith	$49,000		$73,470	$172,470
Paul Danos	87,554	(2)	67,490	155,044
Ronald R. Dion	97,500		73,470	170,970
Edmond J. English (3)	31,082		15,768	46,850
Bert N. Mitchell (4)	62,541		11,833	74,374
Helen Frame Peters	85,500		67,490	152,990
Thomas J. Shields	101,500		73,470	174,970
Lorne R. Waxlax	98,500		73,470	171,970

(1)	The assumptions used in valuing the stock options we granted during 2004-2006 are described under the caption “Stock Incentive Plans” in note H to our consolidated financial statements on Form 10-K for the year ended February 3, 2007. For information on the valuation assumptions with respect to grants made in years prior to 2004, please refer to the note G to our financial statements on Form 10-K for the year ended January 31, 2004. The value reflected in this column is the dollar amount for financial statement reporting purposes for the fiscal year ended February 3, 2007 in accordance with FAS 123R, and thus includes amounts from stock option awards granted in and prior to 2006. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the director will perform the requisite service to vest in the stock option award.

The grant date fair value of the automatic annual stock option awarded to each director on the date of the 2006 Annual Meeting of Stockholders, computed in accordance with FAS 123R, was $63,250. The grant date fair value of the automatic initial stock option awarded to Edmond J. English, computed in accordance with FAS 123R, was $122,200.

As of February 3, 2007, each non-employee director had the following aggregate number of stock options outstanding: Edmond J. English, 10,000; Bert N. Mitchell, 26,010; Helen Frame Peters, 20,000; Paul Danos, 20,000; Ronald R. Dion, 35,000; Lorne R. Waxlax, 32,500; S. James Coppersmith, 35,500; and Thomas J. Shields, 35,500.
(2)	Dr. Danos deferred the receipt of all of the fees he earned as a director in fiscal year 2006 under our General Deferred Compensation plan. See “Nonqualified Deferred Compensation” below for a description of this plan.
(3)	Mr. English joined the Board on September 28, 2006.
(4)	Mr. Mitchell served on the Board until September 28, 2006.

Policies on Business Ethics and Conduct

All of the Company’s salaried employees, including its Chief Executive Officer and Chief Financial Officer, as well as the directors, are required to abide by the Company’s long-standing Statement on Commercial Bribery, Conflicts of Interest and Business Ethics (“Code of Conduct”), which is intended to help ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Company’s policies and procedures cover all areas of professional conduct, including relations with vendors, conflicts of interest, financial integrity and the protection of corporate assets, as well as adherence to all laws and regulations applicable to the conduct of the Company’s business.

Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. In addition, as contemplated by the Sarbanes-Oxley Act of 2002, the Company’s Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The full text of the Company’s Code of Conduct is posted on the Corporate Governance section of the Company’s website, at www.bjs.com. In addition, the Company intends to post on its website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. The policy also provides that irrespective of the amount involved, any relationship between the Company and any of its suppliers in which a related person has a direct or indirect material interest shall be reviewed by the committee at its inception (or such later time as the Company first becomes aware of the related person’s interest) and, thereafter, annually. The transactions described below under the section “Certain Transactions” were approved by the Audit Committee prior to the adoption of this policy and have not yet been reviewed under this policy.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the terms of the transaction are no less favorable than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Executive Compensation Committee in the manner specified in its charter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 10, 2007 (unless otherwise indicated) by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth on page 28, and (iv) all of the Company’s current directors and executive officers as a group. Unless otherwise indicated, the address of each person listed in the table is c/o BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage of Outstanding Common Stock(1)
FMR Corp. Fidelity Management & Research Company Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	7,461,159	(2)	11.46%
Hotchkis and Wiley Capital Management, LLC 725 South Figuerora St 39th Floor Los Angeles, CA 90017	4,480,800	(3)	6.88
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	4,384,118	(4)	6.73
S. James Coppersmith	31,510		*
Paul Danos	15,010		*
Ronald R. Dion	31,010		*
Edmond J. English	—		*
Helen Frame Peters	15,010		*
Thomas J. Shields	31,410		*
Lorne R. Waxlax	63,910	(5)	*
Herbert J Zarkin	1,095,449		1.67
Paul M. Bass	13,000		*
Frank D. Forward	221,626		*
Thomas F. Gallagher	31,750		*
Edward F. Giles	76,615		*
Michael T. Wedge	617,064		*
All directors and executive officers as a group (12 persons)	1,587,685		2.40

*	Less than 1%.

(1)	Includes, for the persons indicated, the following shares of common stock that may be acquired upon exercise of outstanding stock options which were exercisable on March 10, 2007, or within 60 days thereafter: Mr. Coppersmith, 30,510 shares; Dr. Danos, 15,010 shares; Mr. Dion, 30,010 shares; Mr. English, no shares; Dr. Peters, 15,010 shares; Mr. Shields, 30,510 shares; Mr. Waxlax, 27,510 shares; Mr. Zarkin, 604,166 shares; Mr. Bass, 9,000 shares; Mr. Forward, 170,000 shares; Mr. Gallagher, 6,750 shares; Mr. Giles, 73,250 shares; Mr. Wedge, 590,000 shares; all current directors and executive officers as a group, 929,476 shares.
(2)

Information is as of December 31, 2006, and is based on a Schedule 13G (Amendment No. 8) filed with the Securities and Exchange Commission (“SEC”) on February 14, 2007, by FMR Corp., a holding company. FMR Corp. reported that (a) it (directly or indirectly) has sole dispositive power over all these shares; (b) it has sole voting power over 312,659 of these shares and no shared voting power; (c) these shares are held principally by Fidelity Low Price Stock Fund, an investment company registered under the Investment

Company Act of 1940 and advised by Fidelity Management & Research Company, a wholly owned investment adviser, and other investment companies and institutional accounts managed by subsidiaries of FMR Corp.; and (d) the family of Edward C. Johnson 3d, may be deemed to form a controlling group with respect to FMR Corp.

(3)	Information is as of December 31, 2006, and is based on a Schedule 13G filed with the SEC on February 14, 2007, by Hotchkis and Wiley Capital Management, LLC (“HWCM”). HWCM reported that it directly has sole voting power over 3,905,500 of these shares and sole dispositive power over 4,480,800 of these shares.
(4)	Information is as of December 31, 2006, and is based on a Schedule 13G filed with the SEC on January 23, 2007, by Barclays Global Investors, NA (“BGI”), and its affiliates Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, Ltd. (“Barclays Ltd.”), and Barclays Global Investors Japan Limited (“Barclays Japan Ltd.”). BGI reported that it directly has sole voting power over 2,284,247 of these shares and sole dispositive power over 2,977,913 of these shares, BGFA reported that it has sole voting power over 848,075 of these shares and sole dispositive power over 848,075 of these shares, Barclays Ltd. reported that it has sole voting power over 344,838 of these shares and sole dispositive power over 344,838 of these shares, and Barclays Japan Ltd. reported that it directly has sole voting power over 213,292 of these shares and sole dispositive power over 213,292 of these shares.
(5)	Includes 36,000 shares held in trust for the benefit of Mr. Waxlax and 400 which are held in an individual account for Mr. Waxlax’s daughter and for which Mr. Waxlax acts as custodian.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the paragraphs that follow, we provide an overview and analysis of our executive compensation program and policies. In addition, we summarize the material decisions made under this program with respect to 2006 for our Named Executive Officers (NEOs), along with the factors considered in making those decisions.

Compensation Program—Philosophy and Objectives

The Company’s executive compensation program is based on a pay for performance philosophy. As such, realized pay levels are designed to align actual pay with the financial and operational performance of the Company and the creation of shareholder value. Overall, the program places significant emphasis on compensation elements which are variable in nature (or not guaranteed), and highly dependent upon the achievement of performance criteria. The Company’s executive compensation program is also designed to provide competitive pay opportunity to attract and retain qualified executives key to the overall success of the Company.

To these ends, the Company’s executive compensation program has the following objectives and attributes:

•	Integrate compensation with the achievement of the Company’s annual and long-term performance goals and business strategies;

•	Link management’s long-term interests with stockholders’ interests through stock-based awards;

•	Recognize management initiatives and achievements in meeting key business objectives and strategies;

•	Reward outstanding corporate performance; and

•	Attract and retain key executives critical to the long-term success of the Company.

Contributors to the Development and Administration of the Program

During fiscal 2006, the following parties contributed to the development and administration of our executive compensation program.

Executive Compensation Committee (“ECC”)

The ECC is primarily responsible for assisting the Board of Directors in fulfilling its oversight responsibilities by reviewing: overall employee relations and morale, human resource policy and regulatory issues, compensation and benefits policies and practices, and issues with respect to the selection, performance, compensation, development and succession of key executives. A description of the responsibilities of the ECC is set forth under the caption “The Board of Directors and its Committees” on page 6.

Executive Officers

From time to time, the CEO recommends to the ECC modifications to the Company’s short and long term incentive compensation programs, including recommendations relating to equity based compensation programs and benefits and other perquisites for the NEOs to achieve better alignment with the practices of the Company’s competitive peer group.

On an annual basis, a competitive analysis is performed by the Company’s compensation consultant, Watson Wyatt, using published surveys, proxy information of the company’s peer group and its own database. Watson Wyatt present their findings on executive total remuneration to the Director of Human Resources, who makes recommendations to the CEO based on the report findings and other factors such as performance, tenure, and equity among the NEOs and other executives. The CEO then makes the final recommendations to the ECC on specific salary increases for the NEOs (other than himself) and other executives.

Outside Compensation Consultants

The ECC retains the services of Towers Perrin as the compensation consultant to the ECC. In this capacity, the consultant performs the following:

•	Assists in the compilation and interpretation of marketplace CEO compensation information;

•	Provides input to the ECC on peer group selection for compensation benchmarking purposes;

•	Counsels the ECC on competitive market practices with respect to senior management plan design and market trends; and

•	Performs analyses on an “as needed” basis on compensation proposals submitted by BJ’s CEO to the ECC or other related projects initiated by the ECC.

Watson Wyatt serves as the consultant to management. In this capacity, they periodically are engaged to:

•	Provide management with comparable market data to assess the competitiveness of the compensation program;

•	Apprise management on regulatory changes that may have impact on design and/or administration of plans; and

•	Provide recommendations to management regarding program design to support the link to program objectives and performance results.

Executive Compensation Program Elements

Our NEOs are eligible to receive the following elements of compensation. Actual receipt of these elements is dependent upon the circumstances of each arrangement and scenario. It is the ECC’s intention to provide market competitive pay opportunity to the NEOs. The level of realized pay is highly dependent upon BJ’s achievement of its financial and operational goals. For a discussion of how these elements of compensation were applied with respect to 2006, see the section below entitled “Compensation Actions Relating to Fiscal 2006.”

Base Salary

Each executive receives a base salary for the purpose of providing competitive fixed compensation levels to attract and retain executive caliber talent. Each executive position is slotted into a salary grade based on internal roles and levels of responsibilities and a competitive range of base salary compensation is derived for each grade. To develop the base salary range for each position, we ask Watson Wyatt to provide competitive rates of pay for each role. Placement of an individual’s salary within this salary range is set based upon a variety of factors, including competitive market practice for similar positions, executive’s skills, experience level and performance during the year. Changes to base salary levels are primarily driven by individual performance and/or changes to the scope of the position (e.g., promotional increases).

Annual Incentives

The purpose of the Management Incentive Plan (MIP) is to incent executives to achieve annual financial performance objectives. Under the Company’s 2003 Amendment and Restatement of Management Incentive Plan, executive officers and other members of management are eligible to receive incentive cash awards based upon the level of achievement of pre-established annual performance goals. Mr. Zarkin was not eligible to earn awards under the MIP during fiscal 2006, but is participating in the MIP during fiscal 2007.

At the beginning of each year, the ECC establishes the MIP performance goals and corresponding target awards, based on one or more of the following objective performance criteria: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment.

The level of award opportunity is based upon the position the executive occupies. This target annual incentive level is reviewed periodically to determine the competitiveness of the opportunity relative to the competitive market. The annual target for the CEO is 75% of base salary, with a maximum payment of 100% of base salary earned during the fiscal year. Other NEOs’ annual targets are 30% of base salary with a maximum of 60% of base salary for EVPs and 25% of base salary with a maximum of 50% of base salary for SVPs. No executive officer may receive a MIP award in excess of $1,000,000 in any calendar year.

The ECC reviews the payout calculations after the year’s financial results have been audited. If established performance criteria are not achieved, there would be either no MIP award or a reduced award based on a percentage of the target realized. If results exceed goal(s), an executive officer could earn an additional award, depending upon the extent to which goals are exceeded. MIP participants have the opportunity to achieve 0% to 200% of their targeted MIP opportunity, dependent upon the level of achievement from the pre-established goals.

Incentive award payments at target appropriately reward the executive for the achievement of key strategic objectives of the Company. Incentive award payments above target further rewards the executive for delivering superior results above plan. Conversely, incentive payments to the executive are scaled from target down to zero when the results are below plan. The incentive award payouts at target and above in addition to other forms of cash compensation provides total direct cash compensation that is competitive with the Company’s peer group.

Discretionary awards are permitted under the Annual Management Incentive Plan for all participants for outstanding performance or certain extraordinary circumstances. Although permitted, discretionary awards are not granted to NEOs at EVP level and above. Discretionary awards must be approved by the ECC.

Long-term Incentives

BJ’s long-term incentive program includes both a cash-based component and an equity-based component. The ECC emphasizes a portfolio approach to delivering long-term incentives to include grants of stock options, restricted shares, and long-term performance cash. However, in 2006, EVPs and SVPs were not provided grants of restricted stock as a part of their long term incentive package. Instead, they received stock option awards and other long-term performance cash to better align executive long-term compensation with shareholder interest. In 2007, EVPs and SVPs will receive restricted stock, which, as a part of the Company’s portfolio approach to delivering long-term incentives, exhibits the strongest link to shareholder value creation, financial and operational performance, and provides an appropriate balance of risk and reward. The use of equity ties the realized value the executive ultimately receives from the program over the long-term to his or her success in driving financial success for BJ’s.

Stock Options

Stock options are primarily awarded to align executive interests with those of BJ’s shareholders. The vesting of awards provides significant retentive value, particularly when the value of the stock has increased relative to the price of the option when initially granted. Options generally vest pro-rata over a four year period and each has a ten year term. This design is common among our peer companies, as well as the broader market. Decisions regarding term and vesting are made to support retention objectives and align with competitive market practice.

The award to the NEOs is generally based on the level of responsibility, contribution towards Company performance, and a survey of competitive compensation data. Because the ECC does not grant options on a cumulative basis, the size of previous grants is not a factor in making current grants.

Restricted Stock

Restricted stock is primarily utilized to attract those individuals with demonstrated accomplishments and capabilities to staff key positions within the Company and to enhance BJ’s ability to retain the services of key executives. Such awards generally cliff vest at three years.

BJ’s Growth Incentive Plan (BJGIP)

The BJGIP is intended to provide high-level executives of the Company, as selected by the ECC, with cash awards based upon the growth and performance of the Company. The BJGIP is designed to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom the sustained progress, growth and profitability of the Company depends. The Company has made it a practice to provide incentives to its executive officers and other senior executives to achieve long-range goals that are typically expressed as either a compounded rate of earnings growth or three-year cumulative earnings. Mr. Zarkin does not participate in the BJGIP. All other NEOs currently participate in the BJGIP and are awarded a specific number of performance units. Each performance unit is equal to a percentage of cumulative incremental income over the three year performance period less three times the base year’s net income, subject to a minimum threshold of compound annual growth. This method for establishing the value of a unit has been generally applied to past BJGIPs and has generally ranged from 0.020% to 0.025% of the cumulative incremental income improvement for the performance period. For the 2004 – 2006 Cycle, each performance unit was valued at 0.025% of the cumulative incremental income achieved over the three year performance period of the plan. Awards are earned based on one or more of the following objective measures of performance or growth, as selected by the ECC at the beginning of the award period: operating income, pre-tax income, net income, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. All relevant factors upon which the cash award is based (e.g., performance measurement, length of award period, relation between performance and cash award) are determined at the beginning of the award period by the ECC. Payment of awards requires that the participant be employed through the end of the respective performance period.

The Growth Incentive Plan allows the ECC to determine in its sole discretion any adjustments deemed appropriate to increase or decrease the value of a payout in response to unusual and nonrecurring events. However, the Committee cannot make any adjustments for the sole purpose of increasing the incentive award payout to the CEO and other NEOs at the end of an award period.

2004 – 2006 Cycle. Awards granted to the Company’s executive officers in 2004 were based on cumulative net income for the Company for the three-year period ended February 3, 2007. The net income profit improvement thresholds were not met and no payouts were made for this plan cycle.

2005 – 2007 Cycle. Awards granted to the Company’s executive officers in 2005 were based on cumulative net income for the Company for the three-year period ending February 2, 2008. Payments based on awards granted under the BJGIP in 2005 will be payable, if at all, in cash 100% in April 2008, contingent on employment continuing through February 2, 2008. The Company believes the probability of payment of awards under the BJGIP for the 2005 – 2007 Cycle is very low.

2006 – 2008 Cycle. Awards granted to the Company’s executive officers in 2006 were based on cumulative net income for the Company for the three-year period ending January 31, 2009. Payments based on awards granted under the BJGIP in 2006 will be payable, if at all, in cash 100% in April 2009 contingent on employment continuing through January 31, 2009. The Company believes the probability of payment of awards under the BJGIP for the 2006-2008 Cycle is very low.

2007 – 2009 Cycle. Awards granted to the Company’s executive officers in 2007 were based on cumulative net income for the Company for the three-year period ending January 30, 2010. Payments based on awards granted under the BJGIP in 2007 will be payable, if at all, in cash 100% in April 2010 contingent on employment continuing through January 30, 2010. The Company believes the payment of awards under the BJGIP for the 2007 – 2009 Cycle is probable.

In all cases, there is a targeted amount at which the value of each award increases as achievement of the performance measurement increases. If the targeted amount is not met, there would be a reduced award, so long as cumulative net income exceeds a designated threshold. No payment will be made if the Company’s cumulative net income is below the threshold amount. No individual award payment under the BJGIP can exceed $2,000,000 in any calendar year.

Retirement Benefits

The Company offers a 401(k) plan to all of its eligible employees through which they can defer a portion of their salary and annual bonus to accumulate resources to facilitate their financial needs at the time of retirement. The CEO and all other NEOs who are participants in the 401(k) plan are considered highly compensated employees and are limited to deferring from 1% to 7% of their salary and annual bonus on a pre-tax basis to the annual maximum allowed under law. The Company will match the first 5% of the participant’s contributions as follows: 100% on the first 1% of contributions and 50% on the next 4% of contributions. The plan provides the participants with diversified investments into which they may invest their contributions.

The Executive Retirement Plan (BJERP) is designed to enhance the Company’s ability to attract and retain the required executive talent by providing a program through which additional amounts can be accumulated for retirement. The ECC authorizes an annual contribution on an “after-tax” basis on behalf of the executive and has sole discretion to determine the amount of the contribution provided that the contribution is at least 3% or more of the participant’s fiscal base salary earned in the prior fiscal year. The contribution is deposited into an investment account that is part of a Group Variable Universal Life Insurance certificate. Since the Plan’s inception, the ECC has voted a contribution amount equal to 5% of the NEOs base salary earned through fiscal year end. Contributions for the NEOs are accumulated and held in an account and cliff vest at the end of the fiscal year in which four years of service are achieved. After the vesting criterion is met, the executive can invest the account balance among a diversified investment portfolio. Withdrawal from the executive’s account during the course of an executive’s employment would cause future contributions to be forfeited.

Additional Benefits and Perquisites

The Company provides the CEO and other NEOs with a comprehensive mix of benefits and perquisites that are in-line with the competitive practices of its peer group, as follows:

1.	Auto Allowance—Company cars are not provided, however, an auto allowance appropriate to the executive’s level is granted to substantially offset the expense of operating a personal vehicle in the conduct of company business;

2.	Physical Exam (annual)—To encourage executives to maintain good health by offsetting the cost of a comprehensive annual medical/physical examination;

3.	Tax Preparation & Financial Counseling (annual)—To encourage executives to secure professional assistance to appropriately attend to their personal tax and financial goals by offsetting the cost of such services;

4.	Estate Planning (within any 4 year period)—To encourage executives to secure professional assistance to help structure their estate so that wealth is passed on to heirs in the most tax-advantageous way by offsetting the cost of such services;

5.	Deferred Compensation—To enable executives to defer the receipt of compensation to a later date on a tax deferred basis;

6.	Group Insurance Plans—To provide a comprehensive mix of insured benefits to include medical, dental, basic life (to a maximum of $100,000), executive life (2x the executive’s base salary), supplemental life (to a maximum of $500,000), disability, business travel accident, and accidental death & dismemberment; and

7.	Commuting Expense—To provide Mr. Zarkin the use of jet aircraft as an expedient and efficient means to commute to work and to travel to various company locations that are dispersed over a broad geographic area. In March 2007, the Board of Directors adopted a policy requiring, to the extent practical, that Mr. Zarkin travel by private aircraft for security, efficiency and productivity purposes.

Competitive Frames of Reference

BJ’s utilizes various market reference points as one of many inputs in making compensation decisions. While the ECC recognizes that competitive pay information is an important input in setting executive compensation, the ECC’s decisions are not formulaically tied to market data. Rather, the ECC considers a variety of internal and external criteria and data in arriving at pay decisions. Competitive frames of reference are utilized as a tool to make the following decisions:

•	Determination of competitive pay opportunity (base, bonus, long-term incentives, retirement, perquisites);

•	Alignment of incentive targets with performance;

•	Appropriateness of long-term incentives, both from a vehicle and competitiveness standpoint; and

•	Appropriateness of mix of pay in terms of fixed versus variable and short-term versus long-term incentives.

Towers Perrin provides input to the ECC regarding the selection of companies or market sectors against which to benchmark CEO pay. BJ’s management is not involved in the selection of the peer companies. Companies or compensation surveys selected include organizations where BJ’s may compete for senior talent and business or are otherwise indicative of pay in our industry sector. In 2006, the ECC utilized two Towers Perrin sources as input to develop pay recommendations for the CEO:

1.	Proxy filings of 20 retail/wholesale companies within a reasonable range of revenues to BJ’s; median revenues for the peer group are $7.483 billion; companies included in this comparative group follow below:

Supervalu, Inc.	Nordstrom, Inc.

TJX Companies, Inc.	Family Dollar Stores, Inc.

Staples, Inc.	Big Lots, Inc.

Office Depot, Inc.	Ross Stores, Inc.

Officemax, Inc.	Pathmark Stores, Inc.

Kohl’s Corporation	Whole Foods Market, Inc.

Great Atlantic & Pacific Tea Co.	Michaels Stores, Inc.

Winn-Dixie Stores, Inc.	Shopko Stores, Inc.

Circuit City	Dollar Tree Stores, Inc.

Dollar General	Talbots, Inc.

The selection of companies is reviewed periodically by the ECC to reflect changes in BJ’s financial and operating structure as well as to capture changes that might have occurred at the survey companies (e.g., mergers, acquisitions, etc.)

2.	2006 Nationally recognized Retail/Wholesale and General Industry Executive Compensation Surveys—data are generated from regressions, targeting $7.5 billion in revenues.

BJ’s overall targeted market positioning based on these market references for all executive positions is as follows:

•	Base Salary—Market median;

•	Total Cash Compensation—Defined as base salary plus the MIP—Market median; and

•	Total Direct Compensation—Defined as base salary plus the MIP plus the BJGIP plus equity incentives—Market median.

Process for Determining Compensation Components and Levels

The ECC meets regularly to address compensation matters throughout the year and at year-end to determine pay actions for the upcoming fiscal year. BJ’s Chairman and CEO regularly attends the Committee meetings to present compensation proposals to the ECC and to provide counsel to the ECC in their deliberations. However, the ECC meets in executive session, without management present, when reaching final decisions on executive compensation.

The ECC also formally reviews the performance of the CEO and discusses this performance with the full Board. The CEO’s performance review includes a review of the Company’s financial performance and an evaluation of non-financial achievements against pre-set strategic goals and objectives. In deciding upon pay actions for the CEO, the ECC considers this performance evaluation along with other factors including market competitiveness. To decide upon pay actions for the remaining NEOs, the CEO provides feedback to the ECC about each individual’s performance and recommends adjustments to the ECC. The ECC considers the CEO’s recommendations and other criteria, including market competitiveness, in arriving at final compensation adjustments for the remaining NEOs.

Before the beginning of each fiscal year the ECC also meets to set all performance standards for the Company’s incentive plans for the next fiscal year or plan cycles. In establishing the performance standards the ECC holds discussions with the CEO to gain his perspective on achievable goals but also independently discusses last year’s performance and the reasonableness and degree of stretch of management proposed performance standards for the coming year or cycle.

Compensation Actions Relating to Fiscal 2006

CEO Transition

In November 2006, there was a transition to a new CEO. Mr. Wedge ceased being CEO and Mr. Zarkin agreed to assume the role of interim CEO (in addition to current responsibilities as Chairman) for a period of eighteen months. In February 2007, BJ’s Board of Directors concluded that it is in BJ’s best interest to extend the full time CEO position to Mr. Zarkin. In the first quarter of 2007, Mr. Zarkin agreed to assume the role of Chairman and full time CEO for a period of three years.

Mr. Wedge received the following termination package upon his departure in accordance with the terms of a separation agreement executed between Mr. Wedge and the Company:

•	Two years of base salary;

•	Bonus of $29,510; and

•	Benefits—Medical and Dental for two years.

Mr. Zarkin was appointed as the interim CEO in November 2006, a role which was intended to last eighteen months. Mr. Zarkin’s then annualized base salary of $525,000 was increased to $975,000 and he was awarded 100,000 shares of restricted stock. In addition, Mr. Zarkin’s arrangement specified that he would not participate in the MIP or the BJGIP during the transition period. Upon Mr. Zarkin’s acceptance to become the full time Chairman and CEO for a three year period, Mr. Zarkin received the following compensation package in March 2007:

•

Base salary of $975,000—The base salary, which is aligned with the median of marketplace salaries for full time Chairmen and CEOs, is fixed for a period of three years and will not be increased during this time period;

•	MIP target incentive of 75% of base salary earned during the fiscal year to a maximum of 100%;

•

250,000 shares of restricted stock with three year cliff vesting (100% vesting at the conclusion of a three year service period), which will be his only long-term incentive grant during the three year period ending May 2010; and

•	Participation in the Company’s executive benefits and retirement programs.

Mr. Zarkin did not participate in the BJGIP (long term incentive cash plan) for the 2004—2006, 2005—2007 or 2006—2008 Cycles and will not participate in BJGIP for the 2007—2009 Cycle. The total value of Mr. Zarkin’s direct pay package was targeted to be competitive with market compensation offered to comparable Chairmen and CEOs.

In formulating Mr. Zarkin’s long-term incentive awards the ECC considered a variety of long-term incentive vehicles (including stock options, performance cash and performance shares). The ECC determined that restricted stock would be the most effective vehicle in that the retention of Mr. Zarkin’s services were absolutely critical at a time when BJ’s is effecting a significant and important strategic shift in the focus and operations of the Company. Moreover, Mr. Zarkin intends to retire at the conclusion of the three year period which called into question the retention and engagement value of stock options with a ten-year term. Restricted stock will provide the retention incentive the Company must have to secure Mr. Zarkin’s services during this important phase of the Company’s history and reinforces the importance of stock price growth over the upcoming years.

Base Salaries

During 2006, while Mr. Wedge still served in the capacity of CEO, his base salary was adjusted upward by 8.8% to $925,000. Mr. Forward received a merit increase of 5.3%, increasing his salary to $416,000, and was later adjusted to $450,000 to reflect his change in status from interim CFO to permanent CFO. Mr. Giles received a merit increase of 6.7%, increasing his salary to $400,000. Mr. Gallagher received a merit increase of 11.6%, increasing his salary to $250,000, and was later adjusted to $375,000, to reflect his promotion to EVP, Club Operations. Mr. Bass’s salary was adjusted by 34.6% to $350,000 to reflect his promotion to EVP, Merchandising. The increases to base salary for all NEOs were made to reflect and reward individual contributions during the year and to align their base salaries with median compensation based on market data from outside surveys.

Management Incentive Plan

Annual cash awards under the MIP are designed to reward the accomplishment of pre-established annual financial goals. Each NEO has an established target MIP as a percent of base salary earned for the fiscal year which is aligned with the position’s level of contribution and marketplace incentive levels. The actual incentive earned depends on the extent to which the pre-set financial goals were achieved. The table below indicates each NEO’s 2006 target award and the actual award paid in 2007 based on the accomplishments against pre-set goals in 2006.

Executive and Position	Target Award (% of Salary)	Target Award in Dollars	Actual Incentive Award Paid		Actual Award As a % of Target Award
Mr. Wedge, Former President and CEO	75%	$554,207	$29,510		5.3%
Mr. Forward, EVP, CFO	30%	$125,804	$6,699		5.3%
Mr. Gallagher, EVP, Club Operations	25%	$61,452	$24,582	*	40.0%
Mr. Giles, Former EVP, Club Operations	30%	$119,711	$6,374		5.3%
Mr. Bass, Former EVP Merchandising	30%	$97,019	$5,166		5.3%

*	Mr. Gallagher’s earned award payout was $3,272, which was 5.3% of his target award. Additionally, he was provided a discretionary award of $21,310, bringing his total award payout to 40% of target consistent with the action taken for other MIP participants at the SVP level and below. Mr. Gallagher was promoted to EVP, Club Operations during the last week of the fiscal year.

Actual awards were determined by comparing audited financial results with the predetermined goals. During 2006, the ECC set a goal under the MIP to improve net income 6.87% and to improve merchandise sales 10.46% over 2005. During 2006, no payout was awarded for the net income component and a 5.3% payout was awarded for the merchandise sales component of the MIP.

BJ’s Growth Incentive Plan (BJGIP)

BJGIP contingent awards were granted to the Company’s executive officers in 2006. Payment of these awards will be based on cumulative net income for the Company for the three-year period ending January 31, 2009. Payments based on awards granted under the BJGIP in 2006 will be payable, if at all, in cash 100% in April 2009, contingent on employment continuing through January 31, 2009. For the 2006-2008 performance cycle the following number of BJGIP units with the target valuation were granted in 2006:

Executive and Position	Performance Units Awarded	Target Award in Dollars
Mr. Wedge, Former President and CEO	20	$410,820	*
Mr. Forward, EVP, CFO	10	$205,410
Mr. Gallagher, EVP, Club Operations	7	$143,787
Mr. Giles, Former EVP, Club Operations	10	$205,410	*
Mr. Bass, Former EVP Merchandising	7	$143,787	*

*	No payments will be made to this person since he is no longer employed by the Company.

The plan goals for the 2004-2006 BJGIP cycle were not achieved and consequently, no payouts were made.

Equity-based Compensation

Equity-based compensation is a critical component of BJ’s total compensation program and ensures that the executives have an interest in the long-term success of the Company and are aligned with shareholders. Stock options were the primarily equity vehicle utilized during 2006. However, BJ’s has the flexibility to grant various types of awards, including restricted stock based on specific needs and competitive situations. In determining the amount of equity to grant and specifically the number of options to award, the ECC considers the performance of the Company during the previous year, competitive equity awards being granted in the marketplace and the individual performance of participants eligible for awards. BJ’s normally grants stock annually in May of each year. The grant price is normally the closing price on the date of grant. The company doesn’t make equity grants during black-out periods in accordance with its insider trading policy. In 2006, BJ’s NEOs received the following stock option grants and restricted stock awards:

Executive and Position	Non-Qualified Stock Option Grants	Restricted Stock Awards
Mr. Zarkin, Chairman of Board	0	100,000
Mr. Wedge, Former President and CEO	150,000	0
Mr. Forward, EVP, CFO	0	10,000
Mr. Gallagher, EVP, Club Operations	12,000	0
Mr. Giles, Former EVP, Club Operations	50,000	0
Mr. Bass, Former EVP Merchandising	50,000	0

All BJ’s stock options have a 10-year term and generally vest equally over 4 years and all restricted stock awards generally cliff vest over a three year period.

In March 2007, after the end of fiscal 2006, the Company granted restricted stock and other options to its current executive officers, including the following amounts to Named Executive Officers: Mr. Zarkin (250,000 shares of restricted stock that vest in full in May 2010); Mr. Forward (30,000 shares of restricted stock that vest in full in March 2010; and options to purchase 100,000 shares at an exercise price of $32.20 that vest in three equal annual installments beginning March 2008); and Mr. Gallagher (25,000 shares of restricted stock that vest in full in March 2010 and options to purchase 75,000 shares at an exercise price of $32.20 that vest in four equal annual installments beginning March 2008).

Retirement

On February 8, 2006, the ECC approved retirement contributions for fiscal 2005 of five percent (net of taxes) of base salary for executive officers of the Company under the Company’s Executive Retirement Plan.

CIC and Other Termination Benefits

The agreements discussed in this section are those that were in effect during fiscal 2006. In April 2007, BJ’s entered into new employment and change of control severance agreements with Messrs. Zarkin, Forward and Gallagher. Please see “Employment and Severance Agreements” below starting on page 32 for a description of the new agreements.

Change in Control Severance

The Company recognizes that the possibility of a change of control (CIC) or potential change of control of the company may result in the departure or distraction of management to the detriment of the company and its shareholders and wishes to assure the executive a fair compensation and benefit arrangement when the executive’s employment is continued or involuntarily terminated following a change of control or potential change of control of the company, as follows:

•	Compensation within 30 days of the earlier of a CIC or a potential CIC:

Name and Position Title	MIP is prorated at target
for the performance period
to the earlier of the date of
CIC or potential CIC; and
GIP is prorated based on
actual results for the
performance period to the
earlier of the date of CIC
or potential CIC

Herbert J Zarkin COB, CEO and President	N/A

Michael T. Wedge Former CEO and President	✓

Frank D. Forward EVP, CFO	✓

Thomas F. Gallagher EVP, Club Operations	✓

Edward F. Giles Former EVP, Club Operations	✓

Paul M. Bass Former EVP, Merchandising	✓

In fiscal 2007, Mr. Zarkin will be eligible for a prorated payment of MIP within 30 days of the earlier of a CIC or potential CIC.

•	Compensation and benefits within 30 days following a qualified termination of employment after a CIC:

Name	Salary and Auto Allowance		Management Incentive Plan (MIP)	Stock Incentives		Group Insurance Benefits			Executive Retirement Plan (ERP)
The higher of
base salary in
effect
immediately
prior to the
date of
termination or
in effect within
180 days
before the
commencement
of a Standstill
Period
offset by
up to 2 1/2 years
of any
payments made
under any long
term disability
plan of the
Company.	The higher of auto allowance in effect immediately prior to the date of termination or in effect within 180 days before the commencement of a Standstill Period.	MIP paid at target in a lump sum.	Stock Options
outstanding on an
Acquisition
Event at BOD
discretion
can be substituted
with shares of the
acquiring
company or
become fully
exercisable; and
outstanding
shares of
Restricted Stock
become free of
all restrictions.	Stock Options outstanding become immediately exercisable; and at discretion of BOD, restrictions are waived on outstanding shares of Restricted Stock.	Health and Dental Insurance Benefits are continued for a defined period.	The higher of the life insurance in effect immediately prior to the date of termination or in effect within 180 days before the commencement of a Standstill Period.	If terminated for
reasons of disability
the Company shall
continue disability
benefits and/or
disability insurance
at the same level to
which Executive was
entitled immediately
prior to termination
of employment, if
enrolled.	Account balance will
become fully vested
irrespective of
service and the fiscal
base earnings will be
annualized for the
year in which the
CIC occurs and the
contribution percent
will be based on the
lesser of the average
contribution percent
for the preceding
three years or the
Executive’s years of
service.
Herbert J Zarkin	3.0 x’s	3.0 years	N/A	✓	✓	3.0 years	3.0 years	✓	✓
Michael T. Wedge	3.0 x’s	3.0 years	3.0 x’s	✓	✓	3.0 years	3.0 years	✓	✓
Frank D. Forward	2.5 x’s	2.5 years	2.5 x’s	✓	✓	2.5 years	2.5 years	✓	✓
Thomas F. Gallagher	2.5 x’s	2.5 years	2.5 x’s	✓	✓	2.5 years	2.5 years	✓	✓
Edward F. Giles	2.5 x’s	2.5 years	2.5 x’s	✓	✓	2.5 years	2.5 years	✓	✓
Paul M. Bass	2.5 x’s	2.5 years	2.5 x’s	✓	✓	2.5 years	2.5 years	✓	✓

In fiscal 2007, Mr. Zarkin will be eligible for payment of MIP within 30 days following a qualified termination of employment after a CIC.

Notwithstanding any of the provisions described in the chart above, in the event that the company undergoes a change in ownership or control, the Company shall not be obligated to provide to executive a portion of any “Contingent Compensation Payments” that the executive would otherwise be entitled to receive to the extent necessary to eliminate any “excess parachute payments” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) for executive.

In the event that executive has an employment contract or any other agreement with the company which entitles executive to severance payments upon the termination of executive’s employment with the company, the amount of any such severance payments shall be deducted from the payments to be made under this agreement.

Employment Agreements

The Company recognizes that from time-to-time circumstances may result in the involuntary termination of a key executive’s employment with the Company and the Company wishes to assure the executive of fair severance pay and benefit arrangement. Such assurance is required to attract the executive talent required by the organization and to maintain executive management continuity.

Therefore, the CEO and other NEOs are entitled to receive a severance pay and benefit arrangement as described in the following table subject to the executive entering into a binding and irrevocable release of claims and separation agreement prepared by the Company.

Salary Continuation, Benefits and Other Perquisites Following a Termination of Employment
Name	Term of Employment Agreement	Salary and Auto Allowance	Group Insurance Benefits	Growth Incentive Plan (GIP)	Management Incentive Plan (MIP)	Stock Incentives		Executive Retirement Plan (ERP)
The terms and provisions of the Employment Agreement are considered evergreen, unless otherwise expressed in the Agreement.	Continuation of salary and auto allowance in effect prior to termination of employment for reasons other than voluntary, for cause, and disability.	Continuation of medical, dental and life insurance in effect prior to termination of employment for reasons other than voluntary, for cause, and disability.	Termination of
employment
for any reasons
other than
death, disability
or retirement
prior to the end
of the award
period, the
participant shall
have no rights
under the Plan
and shall not be
entitled to
receive
payment with
respect to any
incentive unit.	Termination of
employment for
any reason prior
to the last day of
the performance
period shall not
entitle a
participant to any
further payments,
except for reason
of death, normal
retirement or
early retirement
after age 55 with
the consent of
the Company
and at the
discretion of the
ECC.	All outstanding shares of restricted stock following a termination of employment are forfeited except as otherwise provided for in an Employment Agreement.	All vested and
unexercised shares
of a stock option
grant are
exercisable up to
90 days
from termination of
employment; and
all unvested shares
of a stock option
grant shall
continue to vest for
a period of one
year from the date
of termination of
employment due to
death, disability or
normal retirement.	All eligible
participants are
entitled to receive an
annual contribution if
employed through
the last day of the
plan year or if
termination of
employment occurred
during the plan year
due to retirement on
or after the
attainment of age 55
or disability other
than for cause.

Herbert J Zarkin	5/24/2007	N/A	N/A	N/A	N/A	All outstanding shares of restricted stock cliff vest on 5/15/2007.	N/A	✓

Michael T. Wedge	✓	2.0 years	2.0 years	✓	✓	✓	✓	✓

Frank D. Forward	✓	1.0 year	1.0 year	✓	✓	✓	✓	✓

Thomas F. Gallagher	✓	1.5 years	1.5 years	✓	✓	✓	✓	✓

Edward F. Giles	✓	1.5 years	1.5 years	✓	✓	✓	✓	✓

Paul M. Bass	2/3/2007	1.0 year	1.0 year	✓	✓	✓	✓	✓

Section 162(m) Compliance

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that BJ’s may deduct in any one year with respect to the Company’s CEO and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The ECC reviews the potential effect of Section 162(m) periodically and, in general, the Company structures and administers the MIP, the BJGIP and options granted under its 1997 Stock Incentive Plan, in a manner intended to comply with the performance-based compensation exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s incentive plans will be treated as qualified performance-based compensation under Section 162(m). Restricted stock awards granted under the 1997 Stock Incentive Plan and discretionary awards under the MIP do not qualify as performance-based compensation. The ECC reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the ECC believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its executives.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Executive Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Executive Compensation Committee of the Board of Directors of the Company.

Ronald R. Dion, Chair

S. James Coppersmith

Edmond J. English

Lorne R. Waxlax

Compensation of Executives

The following chart shows the compensation paid during 2006 to our Chief Executive Officer, our Chief Financial Officer, our other executive officer as of February 3, 2007 who received more than $100,000 in compensation during 2006, our former Chief Executive Officer and two additional former executive officers who would have been among our most highly compensated executive officers if they had been serving as executive officers on February 3, 2007. These six people are referred to in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Herbert J Zarkin Chairman of the Board, President and Chief Executive Officer	2006	625,961	—	1,204,218	1,172,500	—	612,071	3,614,751
Frank D. Forward Executive Vice President and Chief Financial Officer	2006	419,346	—	98,933	369,375	6,699	68,061	962,414
Thomas F. Gallagher Executive Vice President — Club Operations	2006	245,808	21,310	—	157,663	3,272	45,688	473,741
Michael T. Wedge(6) Former President and Chief Executive Officer	2006	738,943	—	—	4,032,417	29,510	1,897,588	6,698,458
Paul M. Bass(7) Former Executive Vice President— Merchandising	2006	334,231	—	—	428,024	5,166	510,905	1,278,326
Edward F. Giles(8) Former Executive Vice President—Club Operations	2006	399,039	—	—	412,875	6,374	685,392	1,503,679

(1)	Includes amounts deferred at the direction of the executive officer pursuant to our 401(k) plan.
(2)	The assumptions used in valuing restricted stock awards are described under the caption “Stock Incentive Plans” in note H to our consolidated financial statements on Form 10-K for the year ended February 3, 2007. The value reflected in this column is the dollar amount for financial statement reporting purposes for the fiscal year ended February 3, 2007 in accordance with FAS 123R, and thus includes amounts from restricted stock awards granted in and prior to 2006.
(3)	The assumptions used in valuing the stock options we granted during 2004-2006 are described under the caption “Stock Incentive Plans” in note H to our consolidated financial statements on Form 10-K for the year ended February 3, 2007. For information on the valuation assumptions with respect to grants made in years prior to 2004, please refer to the note G to our financial statements on Form 10-K for the year ended January 31, 2004. The value reflected in this column is the dollar amount for financial statement reporting purposes for the fiscal year ended February 3, 2007 in accordance with FAS 123R, and thus includes amounts from stock option awards granted in and prior to 2006. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the officer will perform the requisite service to vest in the stock option award.
(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent amounts paid under the MIP in April 2007 based on the performance of the Company in fiscal year 2006. See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Annual Incentives” above for a description of the MIP.

(5)	The amounts in the “All Other Compensation” column consist of the following:

	Perquisites					All Other Compensation
	Commuting Expenses ($)		Auto Allowance ($)	Financial Counseling ($)	Estate Planning ($)	401(k) Plan Match ($)	Life Insurance ($)	BJERP Contribution ($) (a)	Tax Gross-Ups for BJERP Contribution ($)	Severance payments and benefits ($)
Herbert J Zarkin	523,034	(b)	12,576			6,600	16,858	31,298	21,705
Frank D. Forward			20,960	1,000		6,600	3,992	20,967	14,541
Thomas F. Gallagher			15,670	525		6,600	2,080	12,290	8,523
Michael T. Wedge			17,006	525		6,375	7,029	0	0	1,866,654	(c)
Paul M. Bass			15,670	1,300		6,429	5,920	16,712	11,589	453,277	(d)
Edward F. Giles			15,670	975	4,989	6,429	2,307	19,952	13,836	621,224	(e)

(a)	See “Compensation Discussion and Analysis—Executive Compensation Program Elements – Retirement Benefits” above for a description of the BJERP.
(b)	Represents the full costs invoiced to the Company by an unaffiliated commercial jet service provider for providing Mr. Zarkin with jet aircraft service to commute to BJ’s headquarters and other company locations.
(c)	Represents cash severance payments of $1,850,000 to be paid over two years following the termination of Mr. Wedge’s employment and the costs of providing medical and dental benefits over those two years. See “Employment and Severance Agreements” below for more information.
(d)	Represents cash severance payments of $350,000 to be paid over 65 weeks following the termination of Mr. Bass’s employment and the costs of providing medical and dental benefits and life insurance over those 65 weeks. See “Employment and Severance Agreements” below for more information.
(e)	Represents cash severance payments of $207,075 to be paid as a lump sum payment equal to 26 weeks of Mr. Giles base salary six months following the termination of Mr. Giles’ employment followed by 52 weeks of payment and costs of providing medical and dental benefits and life insurance over those 78 weeks. See “Employment and Severance Agreements” below for more information.

(6)	Mr. Wedge ceased serving as our Chief Executive Officer and President and as a Director effective November 22, 2006.
(7)	Mr. Bass ceased serving as our Executive Vice President-Merchandising on January 4, 2007 and retired from the company effective February 3, 2007.
(8)	Mr. Giles ceased serving as our Executive Vice President-Club Operations on January 29, 2007 and resigned as an employee of the company effective February 3, 2007.

GRANTS OF PLAN-BASED AWARDS DURING 2006

Name	Name of Plan	Grant Date	# of Units (for BJGIP Awards)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($) (2)
				Threshold ($)	Target ($)	Maximum ($)
Herbert J Zarkin	1997 Plan	12/14/06					100,000	(3)				3,198,000
Frank D. Forward	1997 Plan	5/24/06					10,000	(4)				296,800
	BJGIP	4/4/06	10	118,960	205,410	2,000,000
	MIP	2/8/06			125,804	251,608
Thomas F. Gallagher	1997 Plan	5/24/06							12,000	(5)	29.68	151,440
	BJGIP	4/4/06	7	83,272	143,787	2,000,000
	MIP	2/8/06			61,452	122,904
Michael T. Wedge	1997 Plan	5/25/06							150,000	(6)	30.00	1,897,500
	BJGIP	4/4/06	20	237,920	410,820	2,000,000
	MIP	2/8/06			554,207	738,943
Paul M. Bass	1997 Plan	5/24/06							50,000	(5)	29.68	631,000
	BJGIP	4/4/06	7	83,272	143,787	2,000,000
	MIP	2/8/06			100,269	200,539
Edward F. Giles	1997 Plan	5/24/06							50,000	(5)	29.68	631,000
	BJGIP	4/4/06	10	118,960	205,410	2,000,000
	MIP	2/8/06			119,711	239,423

(1)	See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Annual Incentives” above for a description of the MIP and “Compensation Discussion and Analysis—Executive Compensation Program Elements—Long-Term Incentives” above for a description of the BJGIP. See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above for the amounts earned in fiscal year 2006 under the MIP.

(2)	The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with FAS 123R.
(3)	Represents a grant of restricted stock which vests in full on March 14, 2008.
(4)	Represents a grant of restricted stock which vests in two equal annual installments beginning May 24, 2007.
(5)	Vests in four equal annual installments beginning May 24, 2007.
(6)	Vests in four equal annual installments beginning May 25, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units or Stock That Have Not Vested ($)
Herbert J Zarkin	250,000				37.06	9/14/10	100,000	(1)	3,135,000
	187,500	(2)	62,500	(2)	15.01	5/22/13	100,000	(3)	3,135,000
	166,666	(4)	83,334	(4)	21.39	5/15/10

Frank D. Forward	40,000				31.00	5/25/10	10,000	(5)	313,500
	25,000				37.06	9/14/10
	25,000				45.30	9/25/11
	30,000				23.03	9/12/12
	25,000	(2)	25,000	(2)	15.01	5/22/13
	25,000	(6)	25,000	(6)	23.62	5/28/14

Thomas F. Gallagher			3,000	(7)	25.25	12/2/13
	3,750	(8)	7,500	(8)	27.32	9/29/14
	3,000	(9)	9,000	(9)	30.11	5/26/15
			12,000	(10)	29.68	5/24/16

Michael T. Wedge(11)	40,000				31.00	11/22/07
	25,000				37.06	11/22/07
	25,000				45.30	11/22/07
	50,000				23.03	11/22/07
			62,500	(12)	15.01	11/22/07
	187,500	(13)	62,500	(13)	23.62	11/22/07
	150,000	(14)	50,000	(14)	30.11	11/22/07
	112,500	(15)	37,500	(15)	30.00	11/22/07

Paul M. Bass(16)	9,000				23.03	2/3/08
			6,000	(17)	25.25	2/3/08
			4,500	(18)	27.32	2/3/08
			5,000	(19)	26.18	2/3/08
			12,500	(20)	29.68	2/3/08

Edward F. Giles(21)	6,000				29.75	5/3/07
	9,000				37.06	5/3/07
	12,000				45.30	5/3/07
	8,750				23.03	5/3/07
	12,500				23.62	5/3/07
	12,500				15.01	5/3/07
	12,500				30.11	5/3/07

(1)	Vests in full on May 15, 2007.
(2)	Vests in four equal annual installments beginning May 22, 2004.
(3)	Vests in full on March 14, 2008.
(4)	Vests in three equal installments beginning May 15, 2005.
(5)	Vests in two equal annual installments beginning May 24, 2007.
(6)	Vests in four equal annual installments beginning May 28, 2005.
(7)	Vests in four equal annual installments beginning December 2, 2004.
(8)	Vests in four equal annual installments beginning September 29, 2005.

(9)	Vests in four equal annual installments beginning May 26, 2006.
(10)	Vests in four equal annual installments beginning May 24, 2007.
(11)	Because Mr. Wedge is deemed to have retired from the Company, under the terms of his outstanding stock options, all of his options will remain outstanding for one year from November 22, 2006 and will continue to vest during that one year period. Pursuant to the Severance Agreement described below under “Employment and Severance Agreements,” the vesting of Mr. Wedge’s options was accelerated upon the termination of his employment, except to the extent that the terms of such options already expressly provided for continued vesting of any portion of the grant following Mr. Wedge’s termination of employment.
(12)	The remaining unvested shares vest in full on May 22, 2007.
(13)	The remaining unvested shares vest in full on May 28, 2007.
(14)	The remaining unvested shares vest in full on May 26, 2007.
(15)	The remaining unvested shares vest in full on May 25, 2007.
(16)	Because Mr. Bass retired from the Company, under the terms of his outstanding stock options, all of his options will remain outstanding for one year from February 3, 2007 and will continue to vest during that one year period. Unvested options that vest following such one year period were forfeited upon Mr. Bass’ retirement.
(17)	Vests in full on December 2, 2007.
(18)	Vests in full on September 29, 2005.
(19)	Vests in full on May 26, 2007.
(20)	Vests in full on May 24, 2007.
(21)	Pursuant to the Salary Continuation Agreement described below under “Employment and Severance Agreements,” all vested options held by Mr. Giles on his termination date are exercisable through May 3, 2007.

OPTION EXERCISES AND STOCK VESTED DURING 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Herbert J. Zarkin	80,000	1,668,784
Frank D. Forward	—	—
Thomas F. Gallagher	14,250	88,507
Michael T. Wedge	290,000	3,625,943
Paul M. Bass	60,000	389,540
Edward F. Giles	33,750	339,709

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

NONQUALIFIED DEFERRED COMPENSATION DURING 2006

Name	Name of Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Herbert J. Zarkin		—		—	—	—	—
Frank D. Forward	General Plan	159,000	(1)	—	15,033	—	—
Thomas F. Gallagher		—		—	—	—	—
Michael T. Wedge		—		—	—	—	—
Paul M. Bass		—		—	—	—	—
Edward F. Giles		—		—	—	—	—

(1)	This amount is included amount reported for Mr. Forward in the “Salary” column of the Summary Compensation Table above.

General Deferred Compensation Plan

BJ’s maintains the General Deferred Compensation Plan to provide our non-employee directors and selected employees the opportunity to defer receipt of certain compensation in order to build savings. Under this plan, eligible employees may elect to defer all or any part of (a) base salary, (b) payments under the MIP or the BJGIP, (c) in the case of non-employee directors, any annual retainer or meeting fees, and (d) subject to exceptions as the Executive Compensation Committee my provide, other compensation payable to a participant.

The plan is administered by the Executive Compensation Committee. Eligible participants make deferral elections which shall include (a) the amount or percentage of the eligible compensation to be deferred, (b) the date on which, or the event following which payment of such deferred compensation is to commence, (c) the payment period and schedule and (d) any designated beneficiaries. Deferred amounts earn interest compounded monthly at a rate equal to the yield quoted in the Wall Street Journal for twelve months prior to the start of fiscal year on United States Treasury Notes with period of remaining maturity of not less than, but closest to, ten years. The rate in fiscal 2006 was 4.31%. Participants who terminate employment receive a lump sum distribution after termination. In the case of hardship or unusual circumstance, the Executive Compensation Committee may upon request modify any deferral election previously made under the plan. Among the Named Executive Officers and Directors, only Messrs. Forward and Dr. Danos have deferred amounts under this plan.

Employment and Severance Agreements

In April 2007, BJ’s entered into new employment agreements with Messrs. Zarkin, Forward and Gallagher. Pursuant to these employment agreements, Messrs. Zarkin, Forward and Gallagher receive an annual base salary of $975,000, $450,000 and $375,000, respectively, which is subject to periodic adjustment at the discretion of the Board of Directors, and each participates in specified incentive and other benefit plans. Mr. Zarkin does not participate in the BJGIP. The employment agreements with Messrs. Zarkin and Forward each terminates upon the date of the Company’s 2010 Annual Meeting of Stockholders unless terminated earlier by either party or extended. Each of the executives must generally devote all of his working time and attention to the performance of his duties and responsibilities under his employment agreement. If employment is terminated by the Company without cause, each of the executives is entitled to payment of certain cash compensation amounts and, subject to the executive executing a release of claims and separation agreement, to continuation of certain benefits and base salary after termination at the rate in effect upon termination for a period of 12 months in the case of Mr. Zarkin and 24 months in the case of Messrs. Forward and Gallagher. The continuing base salary payments to each of the executives cease if such executive becomes employed by certain organizations that compete against the Company. The continuing benefits to each of the executives are subject to reduction at any time for comparable benefits received by the executive from other employment. If employment of Messrs. Zarkin, Forward or Gallagher is terminated by reason of death or disability or by the Company without cause, such executive is also entitled to any amounts he would have been entitled to receive under the MIP for the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year) and, in the case of Messrs. Zarkin and Forward, to immediate vesting of any unvested stock incentives under the Company’s stock incentive plans.

Pursuant to his employment agreement, prior to his resignation Mr. Wedge received an annual base salary of $925,000 and participated in specified incentive and other benefit plans. Under the terms of a Severance Agreement and General Release with the Company, Mr. Wedge will continue to receive his base salary for the 24-month period beginning on November 22, 2006, Mr. Wedge’s separation date, and Mr. Wedge will receive any amounts he would have been entitled to receive under the Company’s annual incentive compensation plan had he remained employed by the Company until the end of the fiscal year of his separation date (prorated for the period of active employment during the fiscal year). In addition, for a period of no more than two years, the Company will provide Mr. Wedge with certain health benefits. Mr. Wedge will also receive any payments or benefits under other Company plans to the extent that the plans provide for benefits following a termination from employment. See footnote 5(c) to the Summary Compensation Table for quantification of these benefits.

The Severance Agreement with Mr. Wedge also provides for accelerated vesting of any unvested outstanding option grants, except to the extent that the terms of such options already expressly provided for continued vesting of any portion of the grant following Mr. Wedge’s termination of employment. The estimated value to Mr. Wedge of the acceleration of vesting (as calculated by multiplying the number of shares underlying unvested options that accelerated by $32.48, the closing market price of our Common Stock on November 22, 2006 and then deducting the aggregate exercise price for the options) was $1,069,750.

Because Mr. Wedge is deemed to have retired from the Company, under the terms of BJ’s standard form of stock option agreement, all of his options will remain outstanding for one year and will continue to vest during that one year period.

Under the terms of a Severance Agreement and General Release with the Company, Mr. Bass will continue to receive his base salary for the 65 week period beginning on February 3, 2007, Mr. Bass’ retirement date, and Mr. Bass will receive any amounts he would have received under the Company’s annual incentive compensation plan if any, that Mr. Bass would have been entitled to receive for services performed through his retirement date. During the 65 week period beginning on February 3, 2007, the Company will provide medical, dental and life insurance for Mr. Bass and his family upon terms and conditions to those provided for the Company’s executives generally. See footnote 5(d) to the Summary Compensation Table for quantification of these benefits. Because Mr. Bass retired from the Company, under the terms of BJ’s standard form of stock option agreement, all of his options will remain outstanding for one year and will continue to vest during that one year period.

Under the terms of a Salary Continuation Agreement and General Release with the Company, Mr. Giles is entitled to receive his base salary and weekly auto allowance for 78 weeks. His base pay will be paid as follows: A lump sum payment to Mr. Giles equal to twenty-six weeks of his base salary shall be paid to Mr. Giles six months after February 3, 2007, Mr. Giles’ separation date, followed by 52 weeks of payments. During the period from his separation date through the last of such payments, the Company will provide medical, dental and life insurance for Mr. Giles and his family upon terms and conditions to those provided for the Company’s executives generally. See footnote 5(e) to the Summary Compensation Table for quantification of these benefits. Pursuant to the agreement, Mr. Giles’ stock options vested as of his separation date are exercisable for a period of three months from his separation date and Mr. Giles will receive any amounts he would have been entitled to receive under the Company’s annual incentive compensation plan for fiscal year 2006.

Change of Control Severance Benefits

The Company provides change of control severance benefits to its executive officers, including each of Messrs. Zarkin, Forward and Gallagher, under individual agreements. Under the agreements, in general, upon the earlier of a Change of Control or a Potential Change of Control (as such terms are defined in the agreements) of the Company, the executive would be entitled to accelerated lump-sum payments of the MIP target award prorated for the year in which the change of control occurs. If, during the Standstill Period (which is 24 months after a Change of Control, except that if a Change of Control does not occur within 12 months of the Potential Change of Control, the Standstill Period will end 12 months after the Potential Change of Control), the Company were to terminate the executive’s employment other than for cause (as defined) or the executive were to terminate employment for reasons specified in the agreement, or if employment were to terminate by reason of death, disability or incapacity, the executive would be entitled to receive an amount equal to three times their base salaries, automobile allowance and MIP target award. For up to three years following termination, the Company would also be obligated to provide specified benefits, including continued medical and life insurance benefits. In addition, upon such termination, any agreement by the executive not to compete with the Company following termination of the executive’s employment would cease to be effective. In the event of a Change of Control, the Company may reduce any payments to the executive to the extent necessary to preserve the tax deductibility of such payments under the Code. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights to which the executive becomes entitled during the Standstill Period.

Potential Payments Upon Termination or Change in Control

In April 2007, BJ’s entered into new employment and change of control severance agreements with Messrs. Zarkin, Forward and Gallagher as discussed above on pages 33-34. In March 2007, the Company granted restricted stock and other options to Messrs. Zarkin, Forward and Gallagher as discussed above on page 23 The following table describes the potential payments and benefits upon a termination without cause by BJ’s for each of Messrs. Zarkin, Forward and Gallagher as if their employment was terminated as of February 3, 2007, the new employment agreements were in effect and the March 2007 equity awards had been granted:

Potential Payments and Benefits Upon Termination Without Cause

Name	Salary Continuation	Auto Allowance	Benefits Continuation	Estimated Total Value of Equity Acceleration(1)	Total Termination Benefits
Herbert J Zarkin	$975,000	$20,565	$20,984	$15,958,757	$16,975,306
Frank D. Forward	$900,000	$30,748	$31,670	$1,855,750	$2,818,168
Thomas F. Gallagher	$750,000	$30,748	$12,218	—	$792,966

(1)	Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $31.35, the closing market price of our Common Stock on February 2, 2007 (the last trading day prior to February 3, 2007) and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $31.35.

The following table describes the potential payments and benefits upon a termination by reason of death or disability for each of Messrs. Zarkin, Forward and Gallagher as if their employment was terminated as of February 3, 2007, the new employment agreements were in effect and the March 2007 equity awards had been granted:

Potential Payments and Benefits Upon Termination by Reason of Death or Disability

Name	Estimated Total Value of Equity Acceleration(1)	Total Termination Benefits
Herbert J Zarkin	$15,958,757	$15,958,757
Frank D. Forward	$1,855,750	$1,855,750
Thomas F. Gallagher	—	—

(1)	Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $31.35, the closing market price of our Common Stock on February 2, 2007 (the last trading day prior to February 3, 2007) and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $31.35.

The following table describes the potential payments and benefits upon a change in Change of Control or Potential Change of Control (as such terms are defined in the change of control severance agreements and 1997 Stock Incentive Plan) as if the Change of Control had occurred on February 3, 2007, the new employment agreements were in effect and the March 2007 equity awards had been granted:

Potential Payments and Benefits Upon a Change of Control

Name	MIP Target Award	Estimated Total Value of Equity Acceleration(1)	Total Change of Control Benefits
Herbert J Zarkin	—	$15,958,757	$15,958,757
Frank D. Forward	$125,804	$1,855,750	$1,981,554
Thomas F. Gallagher	$61,452	$863,475	$924,927

(1)	Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $31.35, the closing market price of our Common Stock on February 2, 2007 (the last trading day prior to February 3, 2007) and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $31.35.

The following table describes the potential additional payments and benefits upon an involuntary termination for each of Messrs. Zarkin, Forward and Gallagher as if their employment was terminated following a Change of Control or Potential Change of Control (as such terms are defined in the change of control severance agreements) as of February 3, 2007, the new employment agreements were in effect and the March 2007 equity awards had been granted:

Potential Additional Payments and Benefits Upon Termination Following a Change of Control

Name	Salary Continuation	Auto Allowance	Benefits Continuation	Total Additional Termination Benefits
Herbert J Zarkin	$2,925,000	$61,695	$62,952	$3,049,647
Frank D. Forward	$1,350,000	$46,122	$47,505	$1,443,627
Thomas F. Gallagher	$1,125,000	$46,122	$18,327	$1,189,449

Compensation Committee Interlocks and Insider Participation

During 2006, none of the members of the ECC is or was an officer or employee of the Company. None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of BJ’s ECC.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of February 3, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,394,207	$26.71	1,677,087	(1)
Equity compensation plans not approved by security holders (2)	—	—	—

Total	5,394,207	$26.71	1,677,087

(1)	The number of securities remaining for future issuance consists of 1,677,087 shares issuable under the Company’s 1997 Stock Incentive Plan, which was approved by the Company’s stockholders. Awards under the 1997 Stock Incentive Plan may include restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards, as the Board of Directors may determine. For more recent information about shares available under the 1997 Plan, see “PROPOSAL TWO—APPROVAL OF 2007 STOCK INCENTIVE PLAN.”
(2)	The Company has no equity compensation plans not approved by security holders.

Indemnification Agreements

The Company has entered into agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual’s involvement is by reason of the fact that he or she is or was a director or officer of the Company or served at the Company’s request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by the Company’s Amended and Restated Certificate of Incorporation and by Delaware law.

Certain Transactions

During fiscal 2006, Mr. Gerald Zarkin, a brother of Mr. Zarkin, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mr. Lewis Bell, a brother-in-law of Mr. Zarkin, had an interest in the following business transactions involving the Company.

The Company purchases merchandise from Tee’s Plus Corporation (“Tee’s Plus”), a division of Edh, Inc., where Mr. Gerald Zarkin is an employee. Such purchases totaled approximately $120,000 during fiscal 2006. In addition, the Company has an arrangement with Tee’s Plus for the sale of embroidered apparel and the Company receives a percentage of the sales made by Tee’s Plus to the Company’s members. The total amount of sales by Tee’s Plus to the Company’s members was approximately $394,000 in fiscal 2006, of which the Company received approximately $39,000 pursuant to this arrangement. Mr. Gerald Zarkin earned approximately $70,000 in fiscal 2006 in salary and commissions from Tee’s Plus with respect to these purchases by the Company, including salary of $66,000 in fiscal 2006 received by Mr. Gerald Zarkin as Vice President Sales of Tee’s Plus,

which he receives for managing the BJ’s business with Tee’s Plus. In addition, the Company has a consignment arrangement with Universal Supply MC, LLC (“Universal”), which operates as a division of Edh, Inc., for the sale of specialty caps and blankets and also purchases certain merchandise from Universal. The Company provides space in its clubs for the display of Universal’s cap inventory and the Company receives a percentage of the sales made by Universal to the Company’s members. The total amount of consignment sales was approximately $4.2 million in fiscal 2006, of which the Company received approximately $642,000 from Universal. Mr. Gerald Zarkin received approximately $88,000 in fiscal 2006 in commissions related to the Universal transactions.

The Company purchases merchandise from Rani Foods and various liquor distributors, each of which pays commissions to either nLots, a sole proprietorship of Mr. Bell, or Match Wine LLC, in which Mr. Bell holds 50% of the membership interests. In fiscal 2006, Mr. Bell received approximately $44,000 in the aggregate in commissions for sales made to the Company by Rani Foods and various liquor distributors, all of which are vendors of the Company. In the aggregate, in fiscal 2006 the Company purchased approximately $641,343 of merchandise from these vendors.

During fiscal 2006, the Company had an agreement with Fidelity Management Trust Company (FMTC) to provide 401(k) plan administration. FMTC also serves as trustee with respect to the assets of the Company’s 401(k) plans. The Company paid fees for these services totaling approximately $141,900 in fiscal 2006. Additionally, fees are paid by plan participants in the form of investment management services fees generated on various transactions including loan setup and related fees. FMTC is a subsidiary of FMR Corp. and, as of December 31, 2006, FMR Corp. beneficially owned more than five percent of the Company’s common stock.

The Company believes that each of the transactions described above was carried out on terms that were no less favorable to the Company than those that would have been obtained from unaffiliated third parties.

PROPOSAL TWO

APPROVAL OF 2007 STOCK INCENTIVE PLAN

In April 2007, BJ’s Board of Directors adopted, subject to stockholder approval, the 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan is intended to advance the interests of BJ’s stockholders by enhancing BJ’s ability to attract, retain and motivate persons who make, or are expected to make, important contributions to BJ’s.

The 2007 Plan is intended to replace BJ’s 1997 Stock Incentive Plan (the “1997 Plan”), which is scheduled to expire on July 27, 2007. As of April 13, 2007, options to purchase 5,324,781 shares of Common Stock at a weighted-average price of $27.37 and a weighted-average remaining life of 6.7 years were outstanding under the 1997 Plan, 745,159 full-value awards had been granted and were outstanding under the 1997 Plan, and 941,160 shares were reserved for future awards under the 1997 Plan. If the 2007 Plan is approved by stockholders, no further grants will be made under the 1997 Plan. BJ’s does not plan on making any material grants under the 1997 Plan between April 13, 2007 and the 2007 Annual Meeting.

The Board of Directors believes that BJ’s future success depends, in large part, upon BJ’s ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2007 Plan is in the best interests of BJ’s and its stockholders and recommends a vote “FOR” the approval of the 2007 Plan and the reservation of 4,000,000 shares of Common Stock for issuance under the 2007 Plan.

Description of the 2007 Plan

The following is a summary of the material terms of the 2007 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Shares Issuable under the 2007 Plan

Awards may be made under the 2007 Plan for up 4,000,000 shares of Common Stock (subject to adjustment for changes in capitalization, including stock splits and other similar events).

The 2007 Plan provides that all “full value” awards, which generally means awards other than stock options and stock appreciation rights (“SARs”), will count against the 4,000,000 maximum shares issuable under the 2007 Plan at a ratio of two to one. Accordingly, if all awards were granted as full value awards, the maximum number of shares of Common Stock that could be granted would be 2,000,000. If all or a portion of the shares subject to a full value award are returned to the pool of shares available for future grant in accordance with the share counting rules described in the next paragraph, the returned shares would be credited back using the same two-to-one ratio.

If an award expires, terminates, is cancelled or otherwise results in shares not being issued, the unused shares covered by such award will generally become available for future grant under the 2007 Plan. However, any shares tendered to pay the exercise price of an award or to satisfy a tax withholding obligation, and any shares repurchased on the open market using the proceeds from the exercise of an award, shall not become available for future grant under the 2007 Plan. In addition, the full number of shares subject to any stock-settled SARs will count against the shares available for issuance under the 2007 Plan, regardless of the number of shares actually issued to settle such SAR upon exercise.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards and performance awards, as described below and collectively referred to as “awards”.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price equal to or greater than the closing price of BJ’s Common Stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2007 Plan permits the following forms of payment of the exercise price of options: payment by cash, check or in connection with a “cashless exercise” through a broker; subject to certain conditions and if permitted by the Board, surrender of shares of BJ’s Common Stock, delivery of a promissory note or any other lawful means; or any combination of these forms of payment. No option may provide for the payment of dividend equivalents or for the automatic grant of a reload option.

Director Options. The 2007 Plan provides for the automatic grant of options to members of the Board of Directors who are not BJ’s employees. On the commencement of service on the Board, each non-employee director will receive a non-statutory stock option to purchase 10,000 shares, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of Common Stock, subject to adjustment for changes in capitalization. However, a non-employee director will not receive an annual option grant unless he or she has served on the Board for at least six months. Options automatically granted to non-employee directors will vest on a cumulative basis as to one-third of the shares on the first day of the month of each of the first three anniversaries of the date of grant provided the person is still serving on the Board and expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board. However, no additional vesting will take place after the non-employee director ceases to serve as a director. The Board may provide for accelerated vesting in the case of the death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service. The Board can increase or decrease the number of shares subject to options granted to non-employee directors and can issue SARs, restricted stock or RSU awards or other stock-based awards in lieu of some or all of the options otherwise issuable, in each case subject to the limitation that the maximum number of shares issued to directors cannot exceed 600,000 shares in the aggregate. Any full value awards will count against this sublimit using the two-to-one fungible share ratio described above.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. No SAR will be granted with a term in excess of 10 years. No SAR may provide for the payment of dividend equivalents.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to BJ’s right to repurchase all or part of such shares if the conditions specified in the award are not satisfied prior to the end of the applicable restriction period established for the award. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase and the issue price, if any.

Restricted Stock Unit Awards. Instead of granting restricted stock awards, the Board may grant RSUs, which entitle the recipient to receive shares of Common Stock or cash to be delivered at the time the award vests.

Other Stock-Based Awards. Under the 2007 Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Awards. Restricted stock and RSU awards and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) will be made subject to the achievement of performance goals. We refer to these awards as “performance awards”. Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each performance award will be based on one or more of the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity and return on investment. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effect of accounting changes. These performance goals:

•	may vary by participant and may be different for different awards;

•

may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by a committee of the board of directors; and

•	will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The maximum cash payment that can be made in connection with a performance award is $1,000,000 per fiscal year per participant.

Minimum Vesting Periods

The 2007 Plan generally requires that all options have a minimum one year vesting period, unless the option is granted in lieu of salary, bonus or other earned compensation.

In general, any restricted stock and RSU awards and other stock-based awards will be subject to the following minimum vesting provisions:

•	awards that vest solely based on the passage of time may not vest sooner than ratably over three years; and

•	awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant.

These minimum vesting requirements do not apply to awards made to non-employee directors and can be waived in extraordinary circumstances, including death or disability, estate planning needs, or the occurrence of a business combination, recapitalization, change in control, or other nonrecurring significant event. In addition, restricted stock and RSU awards and other stock-based awards for up to an aggregate of 100,000 shares of Common Stock may be granted without satisfying the minimum vesting requirements. The 100,000 number already reflects application of the two-to-one fungible share ratio described above.

Restrictions on Repricings

Unless approved by BJ’s stockholders:

•

no outstanding option or SAR granted under the 2007 Plan may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

•

the Board may not cancel any outstanding option or SAR and grant in substitution new awards under the 2007 Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Eligibility to Receive Awards

Employees, officers and directors of BJ’s are eligible to be granted awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of BJ’s and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan is 1,000,000 shares per fiscal year. This sublimit is included in the 2007 Plan in order to comply with Section 162(m). The two-to-one fungible share ratio described above does not apply to this sublimit.

Plan Benefits

As of April 13, 2007, approximately 20,000 persons were eligible to receive awards under the 2007 Plan, including BJ’s five executive officers and seven non-employee directors. Other than the automatic grants of options to non-employee directors, the granting of awards under the 2007 Plan is discretionary, and other than the grant of annual options to purchase 35,000 shares of Common Stock to be made to the non-employee director group, BJ’s cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 13, 2007, the last reported sale price of BJ’s Common Stock on the New York Stock Exchange was $35.00.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may permit the gratuitous transfer of an award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant or an immediate family member if, with respect to such transferee, BJ’s would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such award.

Administration

The 2007 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. Pursuant to the terms of the 2007 Plan, the Board may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board. The Board has delegated authority under the 2007 Plan to the Executive Compensation Committee.

Subject to any applicable limitations contained in the 2007 Plan, the Board or any committee to whom the Board delegates authority selects the recipients of awards and determine the terms of awards.

The Board is required to make equitable adjustments in connection with the 2007 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs, other similar changes in capitalization, and any other dividend or distribution other than an ordinary cash dividend. The 2007 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•

any merger or consolidation of BJ’s with or into another entity as a result of which all of BJ’s Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or

•	any exchange of all of BJ’s Common Stock for cash, securities or other property pursuant to a share exchange transaction, or

•	any liquidation or dissolution of BJ’s.

In connection with a reorganization event, the Board of Directors will take any one or more of the following actions as to all or any outstanding awards (other than restricted stock and RSU awards) on such terms as the Board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

•

upon written notice, provide that all unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event;

•

in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment, referred to as the “acquisition price,” for each share surrendered in the reorganization event, make or provide for a cash payment to an award holder equal to (A) the acquisition price times the number of shares of Common Stock subject to the holder’s awards minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution, awards will convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

With respect to restricted stock and RSU awards, the 2007 Plan generally provides that BJ’s repurchase and other rights under such awards will inure to the benefit of BJ’s successor, and will apply to the cash, securities or other property into which BJ’s Common Stock is converted.

The 2007 Plan also contains provisions addressing the consequences of any change in control event (as defined in the 2007 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, upon the occurrence of a change in control event:

•	all options and SARs then outstanding shall automatically become immediately exercisable in full; and

•	the restrictions and conditions on all other awards then outstanding will be deemed waived only if and to the extent specified by the Board of Directors.

Substitute Awards

In connection with a merger or consolidation of an entity with BJ’s or the acquisition by BJ’s of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2007 Plan. Substitute awards will not count against the 2007 Plan’s overall share limit, except as may be required by the Internal Revenue Code.

Amendment or Termination

No new awards may be made under the 2007 Plan after May 24, 2017, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2007 Plan, provided that stockholder approval will be required to the extent required by Section 162(m), the New York Stock Exchange or tax laws relating to incentive stock options. In addition, if the New York Stock Exchange amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity-compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities issuable under the plan (other than to reflect changes in capitalization), or materially expands the eligible participants.

Consequences of Nonapproval

If stockholders do not approve the adoption of the 2007 Plan, the 2007 Plan will not go into effect, BJ’s will not grant any awards under the 2007 Plan and the shares currently reserved for issuance under the 1997 Plan will remain available for grant until the expiration of the 1997 Plan on July 27, 2007. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of BJ’s needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by BJ’s or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2007 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to BJ’s

There will be no tax consequences to BJ’s except that BJ’s will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE

2007 STOCK INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Company’s Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by the Company’s stockholders at the 2007 Annual Meeting, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2007 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) consists of four directors, each of whom is independent as defined by the applicable standards of the New York Stock Exchange. A description of the responsibilities of the Committee is set forth above under the caption “The Board of Directors and its Committees” on page 6.

The Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2006 with the management of the Company. The Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as amended. The Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as amended, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related services to the Company which are referred to in “All Other Fees” on page 46 is compatible with maintaining such firm’s independence.

Based on the review and the discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the SEC.

By the Audit Committee of the Board of Directors of the Company

Thomas J. Shields, Chair

S. James Coppersmith

Paul Danos

Edmond J. English

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Fees to Independent Registered Public Accounting Firm

The following table presents the fees of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years.

	Fiscal Year Ended
	February 3, 2007	January 28, 2006
Audit Fees(1)	$1,726,761	$1,814,509
Audit-Related Fees(2)	100,420	69,653
Tax Fees(3)	102,964	138,238
All Other Fees	0	0

Total	$1,930,145	$2,022,400

(1)	Audit fees include the annual audit of the financial statements including Sarbanes-Oxley 404 attestations for the fiscal years noted, and reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during fiscal 2006 and fiscal 2005.
(2)	Audit-related fees consisted principally of consultations concerning financial accounting and reporting standards as well as assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and which are not reported under “Audit Fees.” These services in 2006 and 2005 included audits of the BJ’s Charitable Foundation and the Company benefit plans.
(3)	Tax fees consist of fees for tax compliance and tax advice and planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $36,000 of the total tax fees billed in fiscal 2006 and $53,177 of the total tax fees billed in fiscal 2005. Tax advice and planning services relate to assistance with tax audits and appeals, and employee benefit plans and requests for rulings or technical advice from taxing authorities.

Preapproval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations regarding the filing of required reports, all Section 16(a) filing requirements applicable to its directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2006 were met.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than 5 p.m., Eastern time, on December 22, 2007, in order to be considered for inclusion in the Company’s proxy materials for that meeting. The Company suggests that proponents submit their proposals via registered or certified mail addressed to Lon F. Povich, Secretary, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

The Company’s by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, the Secretary must receive such notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2008 Annual Meeting is held during the period from May 4, 2008 to August 2, 2008 (as it is expected to be), in order to comply with the time periods set forth in the Company’s by-laws, appropriate notice would need to be provided to the Secretary of the Company at the address noted above no earlier than February 24, 2008, and no later than March 15, 2008. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting.

The Company’s by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

OTHER MATTERS

The Board of Directors has no knowledge of any other matter which may come before the meeting and does not intend to present any such other matter. Pursuant to the Company’s by-laws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented for action at the annual meting has passed. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

OTHER INFORMATION

The Executive Compensation Committee Report on Executive Compensation appearing on page 27, the Audit Committee Report appearing on page 45 and the information regarding the Audit Committee’s Charter and the independence of Audit Committee members appearing on pages 5 and 6 shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

The cost of solicitation of proxies will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies by mail, e-mail, telephone and personal interview for a fee of $7,000, plus expenses. Officers and employees of the Company may, without additional remuneration, also assist in soliciting proxies in the same manner. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760, telephone: (508) 651-6650. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

By Order of the Board of Directors

Lon F. Povich Secretary

APPENDIX A

BJ’s WHOLESALE CLUB, INC.

2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of BJ’s Wholesale Club, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any present or future subsidiary corporations of BJ’s Wholesale Club, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	Eligibility

All of the Company’s employees, officers and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards and performance awards (each, an “Award”) under the Plan. Any person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration, Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). The Board shall appoint one such Committee of not less than two members, each member of which shall be (i) an “independent director” within the meaning of Section 303A of The New York Stock Exchange Listed Company Manual, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 4,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares as determined from time to time by the Board.

(2) Fungible Share Counting. Subject to adjustment under Section 4(c), an Option or SAR shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as one share for each share of common stock subject to the Option or SAR, and any Restricted Stock Awards or Other Stock-Based Awards with a per share or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant (a “Full Value Award”) shall be counted against the share limits specified in Sections 4(a)(1), 4(b)(2), 8(b) and 9(b) as two shares for each one share of Common Stock subject to such Full Value Award. To the extent that a share that was subject to an Award that counted as one shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counted as two shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with two shares.

(3) Other Share Counting Rules. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), 8(b) and 9(b), (i) all shares of Common Stock covered by independent SARs (as defined in Section 7(b)) shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 4(c), the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 15% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Adjustment to Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a), 4(b), 8(b) and 9(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Board (or substituted Awards may be made, if applicable).

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify it in the applicable option agreement. Each Option shall have an exercise price of not less than the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange (or on the other national securities exchange on which the Common Stock is then traded) on its date of grant (and if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board).

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Minimum Vesting. Other than as provided in Section 6 with respect to Options granted to non-employee directors, no Option shall vest earlier than the first anniversary of its date of grant, unless the Option is issued is lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Notwithstanding the foregoing, the Board may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, provided that the Board may only exercise such right in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change in Control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(i) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(j) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 4(c)).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 4(c)); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange or on the other national securities exchange on which the Common Stock is then traded on the date of grant (and if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) vest on a cumulative basis as to one-third of the shares subject to the Option on the first day of the month of each of the first three anniversaries of the date of grant of such Option (provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service), (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 6, subject to the limitation of the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(2). The Board also retains the specific authority to issue SARs, Restricted Stock Awards or Other Stock-Based Awards in lieu of some or all of the Options otherwise issuable under this Section 6, subject to the limitation of the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(2).

7.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of a SAR entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the exercise price established pursuant to Section 7(c). SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board, subject to the other terms of the Plan, may specify in the SAR Award.

(c) Exercise Price. The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. Each SAR shall have a exercise price of not less than the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange (or on the other national securities exchange on which the Common Stock is then traded) on its date of grant (and if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board).

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

8.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to (1) Awards made to non-employee directors pursuant to Section 6 or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change in Control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to (1) Awards made to non-employee directors pursuant to Section 6 or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change in Control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Reorganization Events; Change of Control Events.

(1) Definitions. A “Reorganization Event” shall mean (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. A “Change of Control Event” shall have the meaning set forth on Annex A hereto.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. Subject to Section 10(e)(4), in connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholding, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Subject to Section 10(e)(4), upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(4) Consequences of Change of Control Events. Except to the extent otherwise provided in the instrument evidencing an Award or in any other agreement between a Participant and the Company, (i) upon the occurrence of a Change of Control Event, all Options and SARs then outstanding shall automatically become immediately exercisable in full and (ii) the restrictions and conditions on all other Awards then outstanding shall be deemed waived only if and to the extent specified (whether at the time of grant or otherwise) by the Board.

(f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards granted to such Participant. The Board may allow Participants to satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(g) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to vesting of Options, Section 5(h) with respect to option repricing, Section 7(f) with respect to SAR repricing, Sections 8(b) or 9(b) with respect to the vesting of Restricted Stock Awards and Other Stock-Based Awards, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, (ii) the change is permitted under Section 4(c) or 10(e) hereof or (iii) the Board determines that the change is necessary to make the Award comply with Section 409A of the Code (provided that this clause (iii) shall not be deemed to create a duty on the Board to make such changes).

(h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limits in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1,000,000 per fiscal year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or who the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. The Committee may specify that such performance measures shall be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles, subject to paragraph (6) below. Such performance measures: (i) may vary by Participant and may be different for different Awards, (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control.

(5) Other Restrictions. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “Performance-Based Compensation.”

(6) Limitations on Adjustments. The Committee shall make no adjustments to the performance measures included in an outstanding Performance Award, the effect of which is to increase the incentive payment to a Covered Employee, except for the following:

(A) Events classified as extraordinary items or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

(B) Disposal of a business segment or a group of two or more warehouse stores, a major administrative unit, or major assets, if quantified and disclosed in Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K.

(C) Conversion of convertible bonds or preferred stock convertible into Common Stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the performance that is being measured; or an increase in the number of shares of Common Stock for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by exercise of Awards under this Plan or any similar plan.

(D) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

(E) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

(F) Unusual and material losses beyond the Company’s control, such as acts of God (e.g., earthquake or widespread hurricane damage).

(G) Reserves for future period events which will not occur until after the performance measurement period.

(H) Adjustments attributable to prior periods in the case of a newly acquired business.

(I) Adjustments of goals made immediately after completion by the Company’s independent public accountants of the audit of the Company’s financial statements for the fiscal year immediately preceding the performance period, made solely to “true-up” goals that were based on estimated results for said preceding year.

(J) Gains and losses from sales of a minority interest in a subsidiary.

(K) Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the performance goals. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

In no event, however, shall the Committee make any adjustment which would cause a Performance Award to not qualify as Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing and Section 5(j), in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan; Effect on 1997 Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date. From and after the Effective Date, no new awards shall be granted under the Company’s 1997 Stock Incentive Plan.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (1) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (2) no amendment that would require stockholder approval under the rules of the New York Stock Exchange (“NYSE”) may be made effective unless and until such stockholder approval is obtained; and (3) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” of equity-compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment of the Plan which (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the number of securities which may be issued under the Plan (other than pursuant to Section 4(c) , 4(d) or 10(e)) or (iii) materially expands the requirements as to eligibility for participation in the Plan shall become effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ANNEX A

DEFINITION OF CHANGE OF CONTROL EVENT

For the purpose of this Plan, a “Change of Control” shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section (c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

and

BJ’S WHOLESALE CLUB, INC.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

	INTERNET			TELEPHONE		MAIL
	https://www.proxyvotenow.com/bj			1-866-355-8082
		OR		OR
•	Go to the website address listed above.		•	Use any touch-tone telephone.	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.	•	Detach your proxy card.
•	Follow the simple instructions that		•	Follow the simple recorded	•	Return your proxy card in the
	appear on your computer screen.			instructions.		postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

Internet and telephone votes must be received by 5 p.m., eastern time, on Wednesday, May 23, 2007 to be counted in the final tabulation.

1-800-355-8082

CALL TOLL-FREE TO VOTE

If you vote by the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

Please sign, date and return the proxy card promptly using the enclosed envelope.

☒    Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR the election of directors.

1. Election of Directors for a term to expire in 2010.

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Nominees: 01—S. James Coppersmith, 02—Thomas J. Shields, and 03—Herbert J Zarkin

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)

The Board of Directors recommends a vote FOR Proposal 2.

2. Approval of 2007 Stock Incentive Plan

FOR	☐	AGAINST	☐	ABSTAIN	☐

The Board of Directors recommends a vote FOR Proposal 3.

3. Ratification of the audit committee’s selection of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Mark box at right if you plan to attend the Annual Meeting.      ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.      ☐

S C A N L I N E

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY ONLY IF YOU ARE VOTING BY MAIL.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Date	Share Owner sign here	Co-Owner sign here

BJ’s WHOLESALE

CLUB, INC.

As part of BJ’s Wholesale Club, Inc.’s ongoing efforts to reduce expenses, we are asking our stockholders to authorize us to send only one copy of stockholder publications to their respective households. If you are receiving multiple copies of stockholder reports at your address and wish to eliminate them for the account shown on the attached proxy card, please write or call our Investor Relations Department, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760, telephone: (508) 651-6650. You will continue to receive your proxy mailing for shares held in this account.

We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a BJ’s Wholesale Club, Inc. stockholder.

PROXY

BJ’s WHOLESALE CLUB, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders, May 24, 2007

The undersigned hereby appoints Frank D. Forward, Lorne Waxlax and Arlene Feldman, and each of them singly, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of BJ’s Wholesale Club, Inc., at the Annual Meeting of Stockholders of BJ’s Wholesale Club, Inc. to be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, on Thursday, May 24, 2007 at 11 a.m., and at all adjournments thereof, at which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote as specified on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. Please sign and return this card if you are voting by mail.

THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2 AND FOR PROPOSAL 3. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

ADDRESS CHANGE / COMMENTS
BJ’S WHOLESALE CLUB, INC. P.O. BOX 11093 NEW YORK, N.Y. 10203-0093

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.